SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MCG Capital Corporation

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March     , 2008

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders to be held on Wednesday, April 23, 2008 at 2:00 p.m., Eastern Time, at the Hay Adams Hotel, Sixteenth & H Streets, N.W. Washington, D.C. 20006.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly return it in the envelope provided or by voting your shares by telephone or through the internet. Your vote is important.

Sincerely yours,

Steven F. Tunney

President & Chief Executive Officer

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2008

To the stockholders of MCG Capital Corporation:

The 2008 annual meeting of stockholders of MCG Capital Corporation (the “Company”) will be held at the Hay Adams Hotel, Sixteenth & H Streets, N.W. Washington, D.C. 20006, on Wednesday, April 23, 2008, at 2:00 p.m. (Eastern Time) for the following purposes:

1.	To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008;

3.	To approve a proposal to authorize flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share;

4.	To approve an amendment to the Company’s 2006 Employee Restricted Stock Plan;

5.	To approve an amendment to the Company’s 2006 Non-Employee Director Restricted Stock Plan; and

6.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March     , 2008. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided or register your vote by telephone or through the internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the board of directors,

Samuel G. Rubenstein

Corporate Secretary

Arlington, Virginia

March     , 2008

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope or vote your shares by telephone or through the internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

PROXY STATEMENT

2008 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MCG Capital Corporation (the “Company,” “we,” “us” or “our”) for use at our 2008 annual meeting of stockholders to be held on Wednesday, April 23, 2008, at 2:00 p.m. at the Hay Adams Hotel, Sixteenth & H Streets, N.W. Washington, D.C. 20006 and at any adjournments thereof. This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are first being sent to stockholders on or about March     , 2008.

We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the internet or the telephone, and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a stockholder of record, meaning that you hold shares directly in your name, you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc., in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the meeting. Please send your notification to MCG Capital Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, and submit a properly executed, later-dated proxy or vote in person at the meeting. Any stockholder of record attending the meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee, which we refer to as broker shares, you may vote such shares at the meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting.

Stockholders of record may also vote either via the internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the internet or the telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the meeting, you will be asked to vote on the following proposals:

1.	To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008;

3.	To approve a proposal to authorize flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share;

4.	To approve an amendment to the Company’s 2006 Employee Restricted Stock Plan;

5.	To approve an amendment to the Company’s 2006 Non-Employee Director Restricted Stock Plan; and

6.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the meeting only if you were a stockholder of record at the close of business on March     , 2008, which we refer to as the record date. On March     , 2008, there were             shares of our common stock outstanding. Each share of the common stock is entitled to one vote.

Quorum Required

If a majority of the shares entitled to vote are present at the meeting, then a quorum has been reached, and the meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the meeting. Abstentions and broker shares that are voted on any matter at the meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the meeting and on those matters for which the broker, nominee or fiduciary has authority to vote.

If a quorum is not present at the meeting, or if a quorum is present but there are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

Vote Required

Election of Directors.    The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting is required to elect each of the four nominees as directors. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

Ratification of our Independent Registered Public Accounting Firm.    The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting is required for the ratification of our independent registered public accounting firm. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Approval of a Proposal to Authorize the Company to Sell Shares of its Common Stock at a Price Below the Company’s Then Current Net Asset Value Per Share.    The affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, or 1940 Act, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker shares will have the effect of a vote against this proposal.

Approval of an Amendment to the Company’s 2006 Employee Restricted Stock Plan.    The approval of an amendment to the Company’s 2006 Employee Restricted Stock Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting. Therefore, an abstention from voting on any of these proposals will have the effect of a negative vote with respect to such proposal. Broker shares for which written authority to vote has not been obtained, as described above will be treated as not present and not entitled to vote with respect to these proposals and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of each proposal.

Approval of an Amendment to the Company’s 2006 Non-Employee Director Restricted Stock Plan.    The approval of an amendment to the Company’s 2006 Non-Employee Director Restricted Stock Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting. Therefore, an abstention from voting on any of these proposals will have the effect of a negative vote with respect to such proposal. Broker shares for which written authority to vote has not been obtained, as described above will be treated as not present and not entitled to vote with respect to these proposals and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of each proposal.

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by our directors, officers or regular employees (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to our proxy tabulator.

PROPOSAL I: ELECTION OF DIRECTORS

Our restated certificate of incorporation provides that our board of directors will be no less than five directors and no greater than eleven directors. Pursuant to our bylaws, the number of directors is currently set at ten. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The class I directors, Messrs. Merrick, Millner, Neu and Saville have been nominated for election for a three-year term expiring in 2011. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each class I director has agreed to serve as a director if elected and has consented to be named as a nominee.

A stockholder can vote for or withhold his or her vote from any or both of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Nominees and Directors

Certain information, as of March     , 2008, with respect to each of the four nominees for election at the meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee and current director holds, and the year in which each nominee and current director became a director of the Company.

Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. The business address of each nominee and director listed below is 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Nominees for Directors

Interested Directors

Messrs. Merrick and Saville are interested persons as defined in the 1940 Act due to their position as officers of the Company.

Name and Year First Elected Director	Age	Background Information
Robert J. Merrick (1998)	63	Mr. Merrick has served as our Chief Investment Officer since August 2006 and as one of our Executive Vice Presidents since 1998. Mr. Merrick was our Chief Credit Officer from 1998 to August 2006. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and Chief Credit Officer from 1985 to 1997.

Name and Year First Elected Director	Age	Background Information
B. Hagen Saville (2006)	46	Mr. Saville has served as our Executive Vice President of Business Development since 1998. From 1997 to 1998, Mr. Saville was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President.

Independent Directors

Messrs. Millner and Neu are considered independent for purposes of the 1940 Act.

Name and Year First Elected Director	Age	Background Information
Wallace B. Millner, III (1998)	68	Mr. Millner served as the Chairman of our board from November 2002 to February 2005 and from 1998 through May 2001. From 1973 to 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman, and Chief Financial Officer.

Richard W. Neu (2007)	52	Mr. Neu currently serves on the board of directors and the audit committee of Dollar Thrifty Automotive Group, Inc. Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, and was a director of Charter One Financial, Inc. from 1992 to August 2004. Mr. Neu previously worked for KPMG as a Senior Audit Manager.

Current Directors

Interested Directors

Mr. Tunney is an interested person as defined in the Investment Company Act of 1940 (the “1940 Act”) due to his position as an officer of the Company.

Name and Year First Elected Director	Age	Background Information
Steven F. Tunney (1999)	47	Mr. Tunney has served as our President since May 2001, and as our Chief Executive Officer since August 2006. Prior to becoming our Chief Executive Officer, he served as our Chief Operating Officer from 1998 to August 2006. Prior to becoming our President, he served as our Chief Financial Officer and Secretary from 1998 to 2000 and our Treasurer from 1998 to 2002. From 1997 to 1998, Mr. Tunney was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a vice president. Mr. Tunney’s term as a director will expire in 2010.

Independent Directors

The following directors are considered independent for purposes of the 1940 Act.

Name and Year First Elected Director	Age	Background Information
Jeffrey M. Bucher (2001)	75	Mr. Bucher has been Chairman of our board since March 2007. Since 2001, Mr. Bucher has been employed at Kozusko Harris Vetter Wareh, LLP, a law firm, where he is of counsel. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. Mr. Bucher also serves as a director of the Mizuho Corporate Bank of California and as a director and president of The Vasek and Anna Mana Polak Charitable Foundation, Inc. Mr. Bucher’s term as a director will expire in 2009.

Name and Year First Elected Director	Age	Background Information
Edward S. Civera (2005)	57	Edward S. Civera is a business executive with over 30 years of experience in operations, accounting and finance. He is currently the Chairman of the board of directors of HealthExtras, Inc., a pharmacy benefit management company, a member of the board of directors of MedStar Health, a non-profit healthcare organization and a member of the board of directors of Washington Real Estate Investment Trust, an equity real estate investment trust. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services. Mr. Civera’s term as a director will expire in 2010.

A. Hugh Ewing, III (2007)	65	Mr. Ewing is President, Managing Director and Co-Founder of Ewing Bemiss & Co., an independent investment bank providing investment banking services to middle-market companies across the United States based in Richmond, Virginia. Prior to founding Ewing Bemiss & Co. in 1992, he was a partner in Galleher & Company where he was active in private placements, leveraged buyouts, and mergers and acquisitions, and as a principal in leveraged buyouts and venture capital. Prior to that he was vice president, corporate finance, of Wheat, First Securities, Inc., where he headed the merger and acquisition group, and gained experience in private and public financings. Mr. Ewing was also a general partner of Hillcrest Group, which managed venture capital funds and is a past chairman of the National Association of Small Business Investment Companies. Mr. Ewing’s term as a director will expire in 2009.

Kim D. Kelly (2004)	51	Ms. Kelly is a consultant. From July 2004 until March 2005, she served as the President and Chief Executive Officer of Arroyo Video Solutions, Inc., a software company serving video service providers. From 1990 to 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from August 2002 to 2003, Chief Operating Officer from January 1998 to 2003 and Executive Vice President and Chief Operating Officer from 1990 to January 2002. From August 2002 to 2003, she also served as Chief Executive Officer of Insight Midwest, L.P. Ms. Kelly also serves as a director of Bank of New York Hamilton Funds. Ms. Kelly’s term as a director will expire in 2010.

Name and Year First Elected Director	Age	Background Information
Kenneth J. O’Keefe (2001)	53	Mr. O’Keefe served as the Chairman of our board from February 2005 to March 2007. He currently is a Managing Director of Vestar Capital Partners, a private equity firm. From July 2003 until 2006, he was Chief Executive Officer of NewVen Partners, LLC, a private investment firm, which he founded. Prior to July 2003, Mr. O’Keefe held executive positions with several large media companies over an 18 year career, including Pyramid Communications, Inc. where he served as Executive Vice President, Chief Financial Officer and Board Member, Evergreen Media Corporation as Executive Vice President of Operations and Board Member, Chancellor Media Corporation as Executive Vice President of Operations, AMFM, Inc. as Chief Executive Officer, President and Chief Operating Officer, Clear Channel Communications, Inc. as President and Chief Operating Officer of its radio division and Infinity Broadcasting as Executive Vice President. Mr. O’Keefe’s term as a director will expire in 2009.

Director Compensation

The following table sets forth compensation that we paid during the year ended December 31, 2007, to our directors. Our directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		All Other Compensation(2)	Total
Interested Directors
Steven F. Tunney(3)	N/A	N/A		N/A	N/A
Robert J. Merrick(3)	N/A	N/A		N/A	N/A
B. Hagen Saville(3)	N/A	N/A		N/A	N/A
Independent Directors
Jeffrey M. Bucher	$139,150	$68,214	(4)	—	$207,364
Edward S. Civera	$135,274	$17,597	(5)	—	$152,871
Kim D. Kelly	$135,274	$17,597	(5)	—	$152,871
A. Hugh Ewing, III	$23,287	$11,369	(6)	—	$34,656
Wallace B. Millner, III	$152,894	—		—	$152,894
Richard W. Neu	$16,096	$5,666	(7)	—	$21,762
Kenneth J. O’Keefe	$78,470	$68,214	(4)	—	$146,684

(1)	The amount included as Stock Awards represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, as determined in accordance with FAS 123R. See Note 9 to our Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(2)	Directors do not receive any perquisites or other personal benefits from us.
(3)	Employee directors are not compensated for their services on our board of directors. See “Summary Compensation Table” for information on the total compensation, including awards of restricted stock, of Messrs. Tunney, Merrick and Saville for the year ended December 31, 2007.

(4)	Each non-employee director elected at the 2006 annual meeting of stockholders was granted 7,500 shares of restricted stock, for which forfeiture provisions will lapse as to one-third of such grant for each of the three years of such director’s term, provided such director is a member of the board on the date on which the forfeiture provisions are scheduled to lapse. See Note 9 to our Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(5)	Each non-employee director elected at the 2007 annual meeting of stockholders was granted 7,500 shares of restricted stock, for which forfeiture provisions will lapse as to one-third of such grant for each of the three years of such director’s term, provided such director is a member of the board on the date on which the forfeiture provisions are scheduled to lapse. See Note 9 to our Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(6)	Mr. Ewing received a grant of 3,750 shares of restricted stock as a retainer in lieu of a cash payment upon his appointment to the board of directors in 2007. Forfeiture provisions will lapse as to one half of this grant for each of the first two years of his term as a director, provided he is a member of the board on the date on which the forfeiture provisions are scheduled to lapse. See Note 9 to our Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(7)	Mr. Neu received a grant of 1,250 shares of restricted stock as a retainer in lieu of a cash payment upon his appointment to the board of directors in 2007. Forfeiture provisions will lapse on these shares at the end of the first year of his term as a director, provided he is a member of the board on the date on which the forfeiture provisions are scheduled to lapse. See Note 9 to our Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Director Fees

Each non-employee director receives an annual retainer of $25,000. The members of each of the audit committee, the investment committee, the nominating and corporate governance committee, the enterprise risk committee, the compensation committee and the valuation committee receive an annual fee of $25,000 per committee. In addition, the chairman of our board of directors and the chairman of our audit committee each receive an annual fee of $25,000. We may also elect to give shares of our common stock to new directors in lieu of cash compensation. We also reimburse non-employee directors for expenses related to meeting attendance. Directors who are our employees do not receive additional compensation for service as a member of our board of directors.

2006 Non-Employee Director Restricted Stock Plan

On June 12, 2006, our stockholders adopted the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan, which we refer to as the 2006 director plan. Under the 2006 director plan, non-employee directors will each receive a grant of 7,500 shares of restricted stock, or awards, at the beginning of each three-year term of service on our board of directors. Forfeiture provisions will lapse as to one-third of shares granted each year over the three-year term. The SEC has granted an order authorizing us to issue restricted shares of our common stock to our non-employee directors. Grants of awards under the 2006 director plan will be automatic and may not be changed without further approval from the Securities and Exchange Commission, or SEC.

The total number of shares of common stock that may be subject to the granting of awards under the 2006 director plan is 100,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited or cancelled or terminated. The board of directors is authorized to adjust the limitations described in the preceding paragraph and outstanding awards in the event of a dividend or other distribution payable in shares of common stock, division, combination or reclassification of any of the shares of our common stock. In addition, the total number of shares that may be outstanding as restricted shares under all of our compensation plans may not exceed 10% of the total number of our shares of common stock authorized and outstanding at any time.

The persons eligible to receive awards under the 2006 director plan are the members of our board of directors who are not also our employees. The 2006 director plan is to be administered by the compensation committee of our board of directors, which is comprised solely of directors who are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Subject to the terms of the 2006 director plan, the compensation committee is authorized to make all determinations that may be necessary or advisable for the administration of the 2006 director plan.

The compensation committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of our common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2006 director plan relate to continued service on our board of directors and lapse on an annual basis.

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the compensation committee from time to time. Except to the extent restricted under the terms of the 2006 director plan, a participant granted an award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period prior to the lapse of applicable forfeiture provisions, the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the plan participant. Except as the board of directors or the compensation committee otherwise determines, upon termination of a participant’s service on the board of directors during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

Pursuant to the conditions of the order granted by the SEC, awards under the 2006 director plan will be subject to certain limitations. The board of directors may modify, revise or terminate the 2006 director plan at any time and from time to time, subject to the terms of (a) the order, (b) our restated certificate of incorporation and amended and restated bylaws, and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 director plan when it is determined that such stockholder approval is appropriate under the provisions of applicable law, our certificate of incorporation or bylaws, or the order. The 2006 director plan will terminate when all shares of our common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Director Independence

In accordance with rules of the Nasdaq Stock Market, our board of directors annually determines each director’s independence. We do not consider a director independent unless the board of directors has determined that he or she has no material relationship with us. We monitor the status of our directors and officers through the activities of our nominating and corporate governance committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the board of directors uses the definition of director independence set forth in the rules promulgated by the Nasdaq Stock Market. Rule 4200(a)(15)(G) provides that a director of a business development company, or BDC, shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defined an “interested person” to include, among other things, any person who has, or within the past two years had, a material business or professional relationship with the Company.

The board of directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Steven F. Tunney, Robert J. Merrick, and B. Hagen Saville, who are interested persons due to their positions as our officers.

Corporate Governance

Meetings of the Board of Directors and Committees

During 2007, our board of directors held 16 board meetings and also acted by written consent. Our board of directors has established an audit committee, a compensation committee, an enterprise risk committee, an investment committee, a nominating and corporate governance committee and a valuation committee. The audit committee, compensation committee and nominating and corporate governance committee each operate pursuant to a charter, each of which is available on our website at www.mcgcapital.com and is also available in print to any stockholder who requests a copy. All directors attended at least 75% of the aggregate number of meetings of the board and of the respective committees on which they served. We require each director to make a diligent effort to attend all board and committee meetings, as well as each annual meeting of stockholders. All of the members of our board of directors were present at our 2007 annual meeting of stockholders.

We have designated Jeffrey M. Bucher as the presiding director to preside at all executive sessions of non-management directors. Executive sessions of non-management directors are held at least quarterly. Stockholders may communicate with Mr. Bucher by writing to: Board of Directors, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

The table below represents the committee composition as of December 31, 2007.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee	Valuation Committee	Enterprise Risk Committee

Steven F. Tunney	—	—	—	X	—	X
Robert J. Merrick	—	—	—	Chair	—	X
B. Hagen Saville	—	—	—	X	—	—
Jeffrey M. Bucher	X	—	Chair	X	X	—
Edward S. Civera	—	Chair	X	X	X	X
A. Hugh Ewing, III	—	X	X	X	X	—
Kim D. Kelly	X	X	X	X	—	Chair
Wallace B. Millner, III	Chair	—	X	X	Chair	X
Richard W. Neu	X	X	X	—	—	X
Kenneth J. O’Keefe	—	X	X	—	—	—

Audit Committee

The audit committee selects our independent auditors, reviews with such independent auditors the planning, scope and results of their audit of our financial statements and the fees for services performed, reviews with the independent auditors the adequacy of internal control systems, reviews our annual financial statements and reviews our audit reports and financial statements. The audit committee currently consists of Messrs. Millner, Bucher and Neu and Ms. Kelly, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the 1940 Act. Mr. Millner serves as chair of the audit committee. Our board of directors has determined that Mr. Millner is an “audit committee financial expert” as defined under Item 407 of Regulation S-K of the Securities and Exchange Act of 1934, which we refer to as the Exchange Act. Mr. Millner meets the current independence requirements of Rule 10A-3 of the Exchange Act, and, in addition, is not an “interested person” of MCG Capital, as defined in Section 2(a)(19) of the 1940 Act. The audit committee met eight times during 2007.

Compensation Committee

The compensation committee determines the compensation for our executive officers based upon recommendations from management and administers our restricted stock arrangements with our officers and employees. The compensation committee currently consists of Ms. Kelly and Messrs. Civera, Ewing, Neu and O’Keefe, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the 1940 Act. Mr. Civera serves as chair of the compensation committee. The compensation committee met six times during 2007 and acted by written consent.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee nominates candidates for the board of directors to consider for election as directors. The nominating and corporate governance committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for our board of directors by writing to: Board of Directors, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	the appropriate size and composition of our board of directors;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our board of directors;

•	the capacity and desire to serve as a member of our board of directors and to represent the balanced, best interests of our stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in our best interests and those of our stockholders. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the board of directors.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the nominating and corporate governance committee or the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Research may also be performed to identify qualified individuals. We have engaged third parties to identify or evaluate or assist in identifying potential nominees to the board of directors.

The nominating and corporate governance committee also engages in succession planning for us, including with respect to the executive management team. Nominations of persons for election to the board of directors by stockholders at the 2008 annual meeting of stockholders must be made pursuant to the advance notice procedures set forth in our bylaws. The current members of the nominating and corporate governance committee are Messrs. Bucher, Civera, Ewing, Millner, Neu and O’Keefe and Ms. Kelly, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the 1940 Act. Mr. Bucher serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee met five times during 2007.

Investment Committee

The investment committee must approve certain significant investments as determined, from time to time, by our board of directors and its investment committee. The investment committee currently consists of Messrs. Merrick, Tunney, Saville, Civera, Bucher, Ewing and Millner and Ms. Kelly. Mr. Merrick serves as the chair of the investment committee. The investment committee met 17 times during 2007.

Valuation Committee

The valuation committee establishes guidelines and makes recommendations to our board of directors regarding the valuation of our loans and investments. The current members of the committee are Messrs. Millner, Bucher, Civera and Ewing. Mr. Millner serves as chair of the valuation committee. The valuation committee met four times during 2007.

Enterprise Risk Committee

The enterprise risk committee assists the board of directors and the audit committee in fulfilling their responsibilities with respect to the oversight and monitoring of risk to and throughout the Company. The current members of the committee are Ms. Kelly and Messrs. Civera, Merrick, Millner, Neu and Tunney. Ms. Kelly serves as the chair of the enterprise risk committee. The enterprise risk committee met three times during 2007.

Communication with the Board of Directors

Stockholders with questions about MCG Capital are encouraged to contact our Investor Relations department. However, if stockholders feel their questions have not been addressed, they may communicate with our board of directors by sending their communications to: MCG Capital Corporation Board of Directors, c/o Corporate Secretary, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209. All stockholder communications received by our corporate secretary in this manner will be delivered to one or more members of the board of directors.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at www.mcgcapital.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics on our website or in a Form 8-K.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors and none of the members are present or past employees of the Company. No member of the compensation committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following information, as of March    , 2008, pertains to our executive officers who are not directors of MCG. Certain of our executive officers, including Messrs. Saville and Tunney, serve as directors, managers, and/or officers of certain of our subsidiaries and portfolio companies.

Name	Age	Background Information
William B. Ford	45	Mr. Ford has served as one of our Managing Directors since April 2004. He has been a Senior Vice President since August 2006 and was a Vice President from April 2004 until August 2006. From November 1997 until April 2004, Mr. Ford was employed as a managing director at Perseus, LLC, a private equity fund.

Robert S. Grazioli	49	Mr. Grazioli has been our Executive Vice President and Chief Information Officer since September 2006 and our Senior Vice President and Chief Information Officer since May 2006. From November 2002 to May 2006, Mr. Grazioli was a consultant and Global Technology Coordinator for IWBank, and from 1995 to 2002 he was the Global Head of Technology and Chief Information Officer for IMI Bank.

Robert L. Marcotte	49	Mr. Marcotte has served as one of our managing directors since 2002. He has been a senior vice president since March 2006 and a vice president from 2002 until March 2006. Prior to joining MCG in 2002, Mr. Marcotte was Chief Financial Officer for Aleron, Inc., a wholesale internet access and network services provider. Formerly, he served as vice president in the corporate finance department of the investment banking division of Goldman Sachs & Co.

Name	Age	Background Information
Michael R. McDonnell	44	Mr. McDonnell has served as our Chief Operating Officer since August 2006 and as our Executive Vice President, Chief Financial Officer and Treasurer since September 2004. From August 2000 to August 2004, Mr. McDonnell was employed by EchoStar Communications Corporation, where he served as Executive Vice President and Chief Financial Officer from July 2004 to August 2004 and as Senior Vice President and Chief Financial Officer from August 2000 to July 2004. From August 1986 to August 2000, Mr. McDonnell was employed by PricewaterhouseCoopers LLP where he was a partner since 1996. Mr. McDonnell also serves on the board of directors of HealthExtras, Inc., a pharmacy benefit management company.

Samuel G. Rubenstein	46	Mr. Rubenstein has served as our Executive Vice President, General Counsel and Corporate Secretary since 2000. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.

Derek R. Thomas	40	Mr. Thomas has been our Executive Vice President, Risk Management and Underwriting since August 2006 and as Director of Sponsorship and Underwriting from November 2001 until August 2006. From March 2006 until August 2006, Mr. Thomas was one of our Senior Vice Presidents, and he was one of our Vice Presidents from November 2001 until March 2006. Mr. Thomas has been employed by us since 1998.

John C. Wellons	36	Mr. Wellons has served as our Chief Accounting Officer since May of 2004, as a Senior Vice President since March 2006 and as a Vice President since July 2002. Mr. Wellons also served as our Director of Financial Accounting from July 2002 to May 2004, and as our Assistant Vice President and Director of Corporate Finance from October 2000 to July 2002. From June 2000 to October 2000, Mr. Wellons served as our Assistant Controller—Financial Accounting. Prior to joining MCG, Mr. Wellons was employed by Ernst & Young LLP from December 1996 to May 2000.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This discussion addresses compensation with respect to fiscal year 2007 for our named executive officers, or NEOs. In the first section, we discuss the general philosophy of our compensation program as it relates to the NEOs. In the second section, we discuss the components of our total compensation program, including base salary, annual cash bonuses and long term incentive compensation. Next we discuss the establishment of compensation levels and the role the compensation committee, management and compensation consultants play in these decisions. In the fourth section, we discuss how we determine the compensation of our NEOs. Finally, we discuss stock ownership requirements and the impact of various regulatory requirements on our compensation program.

Overview of Compensation Program and Compensation Philosophy

We have created objectives for our executive compensation program to attract and retain the best possible executive talent, to tie annual and long-term incentive compensation to the achievement of measurable corporate and individual performance objectives and to align the interests of management with those of stockholders. Specifically, our executive compensation program is designed to reward:

•	Superior risk adjusted returns on our investment portfolio

•	Strong corporate governance and business ethics

•	Management team development

•	Diversification of our investment portfolio

•	Strength in income and capital gains to support and grow our dividend

•	Stable and consistent returns to stockholders

In 2007, the compensation committee continued to improve the design and administration of our executive compensation programs in order to more effectively achieve our desired objectives. The committee intends to continue this ongoing process of aligning executive compensation and our goals in 2008.

As a business development company, or BDC, we must comply with the requirements of the 1940 Act. Among other things, the 1940 Act imposes certain requirements on the structure of our compensation programs, including limitations on our ability to issue equity-based compensation to our employees and directors. On April 4, 2006 we received an exemptive order from the SEC permitting us to issue restricted shares of our common stock as part of the compensation packages for certain of our employees and directors. Our stockholders approved our 2006 Employee Restricted Stock Plan and our 2006 Non-employee Restricted Stock Plan in June 2006. Proposals to amend both the 2006 Employee Restricted Stock Plan and the 2006 Non-employee Restricted Stock Plan are described below.

Components of Total Compensation

We compensate our named executive officers, or NEOs, through a combination of base salary, annual cash bonuses, long term incentive compensation and benefit plans and programs. Our equity compensation is structured as grants of restricted shares of our common stock and is designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders. In allocating among these elements of compensation, we believe that the compensation of our NEOs should be based predominately on company and individual performance. Company performance is used to align the interests of employees to those of stockholders. We use individual performance to link compensation to the individual’s contribution to returns generated for our stockholders.

Base Salary

We believe that the NEOs’ base salaries should be targeted between the median and the 75th percentile of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies discussed below, based on pre-established performance criteria. We have established salaries based on competitive market data and internal pay equity considerations, as well as the individual’s position, scope of responsibility and experience level.

We have entered into employment agreements with several of our NEOs. On September 18, 2006, we entered into employment agreements with Messrs. Tunney, Saville, and Merrick. On March 1, 2007, we entered into an employment agreement with Mr. Rubenstein. On March 5, 2008, we entered into an amended and restated employment agreement with Mr. McDonnell. We do not have an employment agreement with Mr. Ford. The committee believes these agreements are necessary to secure each executive’s services to the company for several years.

In general, the agreements provide for the compensation of each executive, as discussed below, payments to each executive upon various termination scenarios and contain certain restrictive covenants on competition and solicitation of our employees and clients. Each executive will receive compensation for termination due to death or disability, termination by us other than for cause, termination by the executive for good reason or termination upon a change in control. See “Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” for additional information regarding the material terms of these agreements.

Annual Cash Bonuses

We pay annual cash bonuses to reward corporate and individual achievements for the prior fiscal year. Historically, annual bonuses have been based on the compensation committee’s discretionary assessment of the Company’s and the NEO’s performance, with input from the chief executive officer for NEOs other than himself. For 2007, each NEO, other than Mr. Ford, was eligible for bonuses ranging from 0% to 200%, with a target bonus of 100% of his base salary, pursuant to employment agreements between the Company and the NEO. Mr. Ford was eligible for a bonus for 2007, ranging from 50% to 200%, with a target bonus of 150% of his base salary. The compensation committee considered performance achievements in the determination of bonuses for fiscal 2007, including company performance, based upon a comparison of actual performance to budgeted performance, and the personal performance of each individual. The performance goals used for determining the bonuses for NEOs, with the exception of Mr. Ford, fell into three general categories:

•

Corporate Governance. Weighted 0-20%, corporate governance includes communications with the board of directors, compliance with laws and regulations, business ethics, internal controls and management team development.

•	Portfolio Diversity. Weighted 0-20%, portfolio diversity includes the extent to which the company’s portfolio of investments is concentrated within particular industries.

•

Financial Performance of the Company. Weighted 0-160%, financial performance of the company considers earnings per share, distributable net operating income per share, return on average equity, net income and distributable net operating income plus net realized gains for the current year and for a trailing three-year period as compared to the budgeted amounts for the relevant period.

•	In addition to the above, the compensation committee may make additional discretionary allocations based on market conditions and discretionary metrics.

Determination of Cash Bonuses.    Bonuses for 2007 will be paid in March of 2008 and were typically determined as a percentage of each employee’s salary, based on individual performance, company performance and each employee’s level within the company. Annual bonuses paid for performance in 2007 are disclosed in the bonus column of the Summary Compensation Table. The bonuses earned during 2007 by Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick were determined based on the performance goals adopted by the committee discussed above, including goals for performance of the company. Because of the performance-based element of their bonuses, Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick’s bonuses are listed as non-equity incentive plan compensation below.

Long Term Incentive Compensation

We believe that the particular characteristics of our business, our dependence on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel.

We strongly believe that the most appropriate form of equity-based compensation that we can offer is restricted stock. Relative to other forms of equity-based compensation, we believe restricted stock allows us to: (1) develop superior alignment in business plan, stockholder interests and employee interests; (2) manage dilution associated with equity-based compensation; and (3) match the return expectations of the business more closely with our equity-based compensation plan.

We believe restricted stock motivates performance that is more consistent with the type of return expectations that we have established for our stockholders. Our strategy is to originate high quality, long-term assets and to support the risk management activity of our portfolio companies over a long period of time. To this end, restricted stock places more value on the quality of originated assets over the quantity of originated assets, and thus, restricted stock is an excellent compensation tool for us to align employee interests with stockholder interests. Shares of restricted stock that are subject to forfeiture provisions allow us to set objectives and provide meaningful rewards over time to employees who effectuate the targeted outcome of income and principal stability.

2006 Employee Restricted Stock Plan.    We provide long-term incentive compensation to our NEOs and other employees through the 2006 Employee Restricted Stock Plan, which we refer to as the 2006 employee plan. Stockholders approved the 2006 employee plan at our 2006 annual shareholders meeting. On April 4, 2006, the SEC granted us an order authorizing the issuance of restricted stock to our employees. Awards under the 2006 employee plan will comply with all aspects of the SEC’s order, including the following:

•	No one person may be granted awards relating to more than 25% of the shares available;

•	In any fiscal year, no person may be granted awards related to more than 500,000 shares of our common stock; and

•

The total number of shares that may be outstanding as restricted shares under all of our compensation plans may not exceed 10% of the total number of our shares of common stock authorized and outstanding at any time.

The restricted stock is subject to restrictions on transferability and other restrictions as required by the compensation committee from time to time. Except to the extent restricted under the terms of the 2006 employee plan, a participant granted an award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period prior to the lapse of applicable forfeiture provisions, the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Except as the board of directors or the compensation committee otherwise determines, if we terminate a 2006 employee plan participant’s employment during the restriction period, he or she will forfeit any restricted stock for which forfeiture provisions had not yet lapsed as of the date terminated.

The board of directors may modify, revise or terminate the 2006 employee plan at any time and from time to time, subject to the terms of (a) the SEC’s order, (b) our certificate of incorporation and bylaws and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 employee plan when it determines that such stockholder approval is appropriate under the provisions of applicable law, our certificate of incorporation or bylaws, or the order. A proposal to modify the 2006 employee plan to permit grants while our common stock is trading below net asset value is described below. The 2006 employee plan will terminate when all shares of our common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Determination of Restricted Stock Awards.    With respect to the restricted stock awards, we compared the resulting total direct compensation for the NEOs, with the initial awards being annualized over a multi-year period, to the competitive market. To do this, we projected forward for four years (2006-2009), assuming some level of additional annual grants in each of 2007, 2008 and 2009.

We conducted additional analyses of the program as follows:

•	We analyzed estimates of the compensation expense resulting from our compensation actions to determine affordability, in particular the stock-based compensation expense under FAS123(R)

•	We analyzed the number of shares that would be consumed from our equity incentive plan as a result of these compensation actions

•

We examined historical and prospective total compensation and benefits expense as a percentage of revenue and total assets, and compared this to our estimate of the same ratios for our direct peers, where such information was available

•

We analyzed the apportionment of restricted stock grants and incentive compensation between our NEOs, senior investment professionals and all other staff over the four year period ended December 31, 2007

Initial Grants.    In 2006 and 2007, we made grants of restricted stock to our NEOs. The awards to Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick were meant to be front-loaded, multi-year grants and are intentionally larger than normal annual grants. These grants were made to provide these executives with strong incentives to create shareholder value over a multi-year period. Without such grants, the executives would otherwise have little alignment of interests with stockholders, given that the last time equity compensation was granted was in 2001.

With respect to initial grants to Messrs. Tunney, Saville and Merrick, forfeiture provisions lapse with respect to 60% of the shares on a quarterly basis beginning on December 31, 2006 and ending on December 31, 2009, subject to the executive’s continued employment, which we refer to as the time-based shares, and with respect to 40% of the shares on an annual basis beginning February 28, 2007 and ending on February 28, 2010, subject to the executive’s continued employment and the achievement of performance milestones determined by the Board, which we refer to as the performance-based shares. The performance criteria adopted by the Board are the same corporate governance and financial performance goals adopted with respect to the bonus awards. Forfeiture provisions will lapse with respect to the percentage of performance-based shares equal to the percentage of the NEOs base salary paid to him as a bonus award, not to exceed 100% of the performance-based shares. Dividends are paid on a current basis in cash on the unvested time-based shares. Dividends accrue on the performance-based shares while such shares are forfeitable but still held by the executive; however, the executive will no longer be entitled to receive dividends on the performance-based shares if the performance-based forfeiture conditions are not met, unless the performance-based shares become non-forfeitable by action of our board or the compensation committee.

In addition, pursuant to his amended and restated employment agreement, we granted Mr. McDonnell 160,000 shares of restricted stock on November 21, 2006. Pursuant to Mr. McDonnell’s employment agreement, 60,000 of the shares of restricted stock became non-forfeitable on the date of grant, 50,000 shares of restricted stock became non-forfeitable on September 1, 2007 and the remaining 50,000 shares of restricted stock become non-forfeitable on September 1, 2008, subject to Mr. McDonnell’s continued employment with us. Mr. McDonnell will be entitled to receive any cash dividends that are paid on the shares of restricted stock while such shares are forfeitable but still held by Mr. McDonnell.

Pursuant to his employment agreement, we granted Mr. Rubenstein 150,000 shares of restricted stock during 2007. Forfeiture provisions lapse with respect to these shares on a quarterly basis beginning on March 31, 2007 and ending on December 31, 2009, subject to Mr. Rubenstein’s continued employment.

Annual Grants.    NEOs are eligible to receive annual grants of restricted shares, based on the compensation committee’s assessment of company and individual performance. For most of our NEOs, the size of these grants is significantly smaller than the initial grants. In 2007, we made annual grants of restricted stock to each of our NEOs.

2001 Restricted Stock Awards.    In 2001, we terminated our stock option plan and the option grants made thereunder. In connection with the termination of our stock option plan in 2001, we issued 1,539,851 shares of restricted common stock, of which 47,402 were forfeited and none were subject to forfeiture provisions as of January 1, 2008. The forfeiture provisions lapsed with respect to 9,249 of these shares on January 1, 2008, and the aggregate fair market value of the outstanding shares subject to forfeiture provisions was approximately $107,198 as of December 31, 2007.

Benefit Plans and Programs

NEOs participate in the same benefit plans and programs as other employees, including comprehensive medical insurance, comprehensive dental insurance, group term life insurance, business travel accident insurance, dependent term life insurance, short term disability coverage, long term disability insurance, flexible spending reimbursement accounts, vision care and an Employee Assistance Program.

We maintain a 401(k) plan through which we make non-discretionary matching contributions of 3% to each participant’s plan account on the participant’s behalf, which represents a 50% match of the employee’s contributions, up to a 6% contribution level, of each participant’s eligible compensation for the year, up to a maximum compensation of $225,000. Contributions vest annually on a straight line basis over the employee’s first five years of employment. Our board of directors may also, at its sole discretion, make additional contributions to our employees’ 401(k) plan accounts, which vest on the same basis as other employer contributions.

We also maintain a non-qualified deferred compensation plan, which allows eligible employees classified as a principal, managing director, senior vice president, executive vice president, president or chief executive officer, to defer payment of up to 50% of base salary and up to 100% of cash bonus into an interest-bearing account. Interest is compounded quarterly at our cost of funds rate plus 200 basis points. No employer contributions are provided. For 2007, Messrs. Tunney, Saville and Rubenstein opted to defer portions of their compensation under the non-qualified deferred compensation plan.

Perquisites

We provide no other special benefits, perquisites, or retirement benefits to our NEOs. We do not believe that additional special benefits and perquisites are necessary or appropriate because they do not effectively reinforce a pay-for-performance orientation.

Establishing Compensation Levels

Role of the Compensation Committee and Management

The primary responsibility of our compensation committee, as set forth in its charter, is to evaluate the compensation of our executive officers and assure that they are compensated effectively and in a manner consistent with our stated compensation objectives. The compensation committee also periodically reviews our corporate goals and objectives relevant to executive compensation and our executive compensation structure to ensure that it is designed to achieve the objectives of rewarding the company’s executive officers appropriately for their contributions to corporate growth and profitability and our other goals and objectives.

At least annually, the compensation committee evaluates the compensation of our executive officers, including the NEOs, and determines the amounts and individual elements of total compensation for executive officers consistent with our corporate goals and objectives and communicates to shareholders the factors and criteria on which the executive officers’ compensation is based, including the relationship of our performance to the executive officers’ compensation. The committee works with the chief executive officer to conduct these reviews, with respect to the compensation of all executive officers other than the chief executive officer. The committee also periodically evaluates the terms and administration of our annual and long-term incentive plans, including equity compensation plans, to ensure that they are structured and administered in a manner consistent with our goals and objectives with respect to participation in such plans, target annual incentive awards, corporate financial goals, actual awards paid to executive officers and total funds reserved for payment under the compensation plans.

Role of the Compensation Consultant

During 2007, the compensation committee conducted a comprehensive review of executive compensation programs in order to determine the appropriate level of compensation for the majority of our NEOs. The compensation committee also engaged an independent executive compensation consulting firm, Frederic W. Cook & Co., or Cook & Co., to act as its independent advisor in reviewing our existing executive compensation practices and developing a framework and specific recommendations for an appropriate compensation program going forward.

Cook & Co. reviewed our current executive compensation programs, including recent compensation and business history, compensation plans and employment agreements. This review from Cook & Co. assisted the compensation committee in establishing the appropriate compensation for Messrs. Tunney, McDonnell, Saville, Merrick and Rubenstein.

In addition, we use compensation data from an independent compensation consultant McGlagan Partners, Inc., or McGlagan, to help determine the appropriate level of compensation for our employees, including one of our NEOs. The data from McGlagan, relating to the compensation programs and levels at other companies, are used to assist us in establishing and maintaining appropriate levels of base salaries, annual cash bonuses and long-term incentive compensation throughout the company. We use this information to compare our compensation with employees with similar positions and similar responsibilities at comparable companies. The information from McGlagan was used, in part, in establishing the appropriate compensation for Mr. Ford.

Assessment of Market Data and Peer Comparisons

To assess the competitiveness of our executive compensation levels, the committee worked with Cook & Co. to develop a comparative group of 12 publicly-traded companies and performed comprehensive analyses of competitive performance and compensation levels. The comparative group included four other BDCs, Allied Capital Corporation, American Capital Strategies, Ltd., Hercules Technology Growth Capital, Inc., and Patriot Capital Funding, Inc., six real estate investment trusts, or REITs, Capital Trust, Inc., CapitalSource Inc., iStar Financial, Inc., NovaStar Financial Inc., RAIT Financial Trust and Redwood Trust, Inc., and two other specialty finance companies, Financial Federal Corp., and GATX Corp. Mortgage REITs were included because they are a form of specialty finance company and they have similar distribution requirements to BDCs, which impact their pay models, particularly with regard to equity compensation.

At the time the analysis was conducted, we ranked above the median of the comparative group in market capitalization, at median in net income, and in the lower quartile in assets, sales, and number of employees. In terms of one-year performance measures, the company ranked below median in annual revenue, revenue growth, total assets and employees and above median in net income, net income growth, annualized total shareholder return, return on average equity and market capitalization. Although each of the comparative companies are not exactly comparable in size, scope and operations, the compensation committee believes that they were the most relevant comparative companies available with disclosed executive compensation data, and they provide a good representation of competitive compensation levels for our executives. In general, our program was more team-based, with less difference between the chief executive officer’s pay and the pay of other executives, than the competitive market data. From this process the committee received a comprehensive report that summarized Cook & Co.’s review, the competitive comparisons, and presented preliminary recommendations for changes to the current program for the members of the senior management team. During several meetings, the committee reviewed Cook & Co.’s recommendations with them, discussed potential changes, reviewed and approved compensation target levels that were negotiated between the CEO and the NEOs, and arrived at a program that the committee believes to be appropriate, fair, and competitive, with a focus more on aggregate competitiveness, affordability, and internal equity considerations, rather than on individual external market competitiveness.

In addition, with respect to the compensation of Mr. Ford, we used compensation information from McGlagan to assist us in establishing the appropriate level of base salary, annual cash bonus and long-term incentive compensation.

Assessment of Company and Individual Performance

The Compensation Committee considered certain company and individual performance measures that we have established to achieve long term success of our business. For fiscal year 2007, these company and individual performance measures include the following:

•	Complying with all applicable laws and regulations and maintaining high ethical standards;

•	Communicating effectively with our board of directors;

•	Diversifying our total investment portfolio to avoid high industry concentration;

•	Maintaining the stability of net asset values and continuity of earnings;

•	Generating income and capital gains from our portfolio of investments in the debt and equity securities of our customers; and

•	Expanding recurring revenue to support and grow dividends.

During 2007, the Company achieved a number of significant goals and strategic objectives, including the following:

•	Improved distributable net operating income and net operating income per share;

•	Generating total shareholder return above the median of our peer group for the one and three year period;

•	Growth of our investment portfolio by 24%;

•	Licensure of our Small Business Investment Company;

•	Realized gains on portfolio exits;

•	Completion of a private placement of debt securities; and

•	Paid 2007 dividends of $1.76 per share, an increase of 5% from our 2006 dividends of $1.68.

Compensation Determination

The compensation committee analyzed the competitiveness of the previously described components of compensation individually, as well as in total. The comparative analysis conducted in 2007 indicated that in the aggregate, our base salaries plus target bonuses resulted in total annual cash compensation slightly above the market median. We believe this is due in part to the fact that our program is more team-based, with less difference between the chief executive officer’s pay and the pay of other executives, than the competitive market data. As with base salaries, the compensation committee chose to focus more on aggregate competitiveness, affordability and internal equity considerations in establishing bonus targets, rather than on individual external market competitiveness.

In general for 2007, cash bonus awards for our NEOs were less than the cash bonuses for 2006 (except as noted below) due to the level of unrealized losses in our portfolio investments during 2007 which impacted the financial performance of the company and certain of the performance goals.

Mr. Tunney was paid an annual base salary of $500,000 for 2007, an increase of 17% over his 2006 annual base salary. This increase was made in connection with the signing of a multi-year employment contract and promotion to CEO. Mr. Tunney received an annual cash bonus for 2007 of $339,000, a 32% reduction of the annual cash bonus paid to him for 2006. In addition, Mr. Tunney will receive an annual grant of restricted stock of 30,000 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan.

Mr. McDonnell was paid an annual base salary of $400,000 for 2007, an increase of 5% over his 2006 annual base salary. Mr. McDonnell received an annual cash bonus for 2007 of $320,000, a 51% reduction of the annual cash bonus paid to him for 2006. Mr. McDonnell’s cash bonus was higher in 2006 primarily because he was not granted any shares of restricted stock until September 2006. In addition, Mr. McDonnell will receive an annual grant of restricted stock of 17,500 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan.

Mr. Saville was paid an annual base salary of $425,000 for 2007, an increase of 9% over his 2006 annual base salary. Mr. Saville received an annual cash bonus for 2007 of $384,000, a 10% reduction of the annual cash bonus paid to him for 2006. In addition, Mr. Saville will receive an annual grant of restricted stock of 20,000 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan.

Mr. Rubenstein was paid an annual base salary of $375,000 for 2007, an increase of 15% over his 2006 annual base salary. Mr. Rubenstein received an annual cash bonus for 2007 of $165,000, a 49% reduction of the annual cash bonus paid to him for 2006. In addition, Mr. Rubenstein will receive an annual grant of restricted stock of 12,500 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan.

Mr. Merrick was paid an annual base salary of $225,000 for 2007, an increase of 16% over his 2006 annual base salary. Mr. Merrick received an annual cash bonus for 2007 of $153,000, a 32% reduction of the annual cash bonus paid to him for 2006. In addition, Mr. Merrick will receive an annual grant of restricted stock of 20,000 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan.

Mr. Ford was paid an annual base salary of $325,000, an increase of 18% over his 2006 annual base salary. Mr. Ford received an annual cash bonus for 2007 of $625,000, a 47% increase of the annual cash bonus paid to him for 2006. Mr. Ford was also paid a special bonus of $17,640 in 2007 pursuant to his employment arrangement. In addition, Mr. Ford will receive an annual grant of restricted stock of 25,000 shares, subject to shareholder approval of the amendment to our 2006 Employee Restricted Stock Plan. Mr. Ford received an above target bonus because he exceeded his plan on originations and portfolio balances and because of the performance of portfolio investments that he and his team originated.

Based on our analysis, internal discussion and negotiations, peer group information and the achievement of company and individual performance goals, we believe the total compensation program for our NEOs appropriately balances cash and equity compensation and appropriately rewards short-term and long-term performance of the executive. Overall, we find the program reasonable, competitive and consistent with our compensation philosophy.

Stock Ownership/Retention Guidelines

We do not currently have any stock ownership or stock retention guidelines for our employees, other than applicable legal and regulatory requirements.

Impact of Regulatory Requirements

Section 162(m).    The compensation committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended, or IRC. Although we generally are not subject to corporate income taxes, because we have elected to be taxed as a RIC under Subchapter M of the IRC, Section 162(m) impacts the calculation of taxable income, 90% of which we are required to distribute through our dividend. Generally, however, we do not believe Section 162(m) deductibility has a material impact on stockholder value. The compensation committee will try to preserve the deductibility of compensation, to the extent reasonably practical and to the extent consistent with its other compensation objectives, but in some cases may make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

SEC Order and Limitations on Awards.    As previously discussed, the SEC granted us an exemptive order authorizing us to issue restricted stock to employees and directors through our 2006 employee plan and 2006 director plan. When they granted us the exemptive order, the SEC imposed certain limitations on awards under the plans, including:

•	An individual may not be granted more than 25% of the shares available.

•	The maximum number of shares that may be granted to an individual in a fiscal year is 500,000 shares.

•

The total number of shares outstanding as restricted shares under all compensation plans may not exceed 10% of total common shares outstanding. “Shares outstanding as restricted shares” includes all shares issued as grants of restricted stock including those shares for which forfeiture provisions have lapsed and the restricted shares granted in 2001.

Compensation Committee Report

March     , 2008

The compensation committee determines the compensation for our executive officers based upon recommendations from management. The compensation committee administers our restricted stock arrangements with our officers and employees. The compensation committee currently consists of Ms. Kelly and Messrs. Civera, Ewing, Neu and O’Keefe, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940.

Based on the compensation committee’s deliberations, discussion with its outside independent consultants and discussions with management, the compensation committee recommends that the board of directors include the Compensation Discussion and Analysis in the company’s proxy statement for the 2008 annual meeting of stockholders for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Compensation Committee

Edward S. Civera, Chair

A, Hugh Ewing, III

Kim D. Kelly

Richard W. Neu

Kenneth J. O’Keefe

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Summary Compensation Table

The following table sets forth compensation that we paid for the years ended December 31, 2007 and 2006, to our principal executive officer, principal financial officer, each of the three highest paid executive officers of the Company and each officer who is also one of our directors collectively the NEOs, in each capacity in which each NEO served. Certain of the NEOs served as both officers and directors.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Steven F. Tunney,	2007	$500,000	—	$1,769,021	$339,000	$1,451	$10,710	(3)	$2,620,182
President and Chief Executive Officer	2006	$429,167	—	$905,118	$500,000	—	$11,660	(4)	$1,845,945

Michael R. McDonnell,	2007	$400,000	—	$845,277	$320,000	—	$10,140	(3)	$1,575,417
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2006	$382,292	$649,414	$1,213,186	—	—	$11,471	(4)(5)	$2,256,363

B. Hagen Saville,	2007	$425,000	—	$1,528,451	$384,000	$1,996	$10,710	(3)	$2,350,157
Executive Vice President, Business Development	2006	$389,583	—	$725,134	$425,000	$2,174	$11,101	(4)	$1,552,992

Samuel G. Rubenstein,	2007	$366,667	—	$1,066,601	$165,000	$5,898	$10,665	(3)	$1,614,831
Executive Vice President, General Counsel and Chief Compliance Officer	2006	$325,000	$325,000	$130,108	—	$5,454	$9,960	(4)	$795,522

Robert J. Merrick,	2007	$225,000	—	$477,404	$153,000	—	$13,950	(3)	$869,354
Executive Vice President and Chief Investment Officer	2006	$193,922	—	$63,453	$225,000	—	$12,757	(4)	$495,132

William B. Ford,	2007	$325,000	$642,640	$413,114	—	—	$10,665	(3)	$1,391,419
Senior Vice President and Managing Director

(1)	Each NEO’s bonus includes the officer’s entire bonus earned during 2007. The bonuses earned during 2007 by Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick were determined based on the performance goals adopted by the compensation committee of our board of directors, including goals for performance of the Company. Because of the performance-based element of their bonuses, Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick’s bonuses are listed as non-equity incentive plan compensation. The bonus earned during 2007 by Mr. Ford was determined based on individual and Company performance as determined by the compensation committee of the board of directors. None of Messrs. Ford, McDonnell or Merrick deferred compensation under our deferred compensation plan in 2007. Mr. Tunney deferred $33,900 of his 2007 bonus and Mr. Rubenstein deferred $8,250 of his 2007 bonus.
(2)	The amount included as Stock Awards represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007, as determined in accordance with FAS 123R. See Note 9 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended 12/31/07. The value of the stock awards reflected in the table above does not include dividend payments on restricted shares. The value of the stock awards granted to our NEOs during the year ended December 31, 2007 is included in the table below entitled “Grants of Plan-Based Awards.” The amount recognized for financial statement reporting purposes represents the FAS 123R fair value of stock Awards in 2007 as well as stock awards granted in prior years.
(3)	Included in “All Other Compensation” in 2007 for each NEO is an employer matching contribution to the 401(k) Plan of $6,750, $2,250 per year in benefit compensation, which is paid to all employees, and life insurance premiums paid by MCG in the amount of $1,710, $1,140, $1,710, $1,665, $4,950 and $1,665, with respect to life insurance for the benefit of Messrs. Tunney, McDonnell, Saville, Rubenstein, Merrick and Ford, respectively.
(4)	Included in “All Other Compensation” in 2006 for each NEO is an employer matching contribution to the 401(k) Plan $6,600, $2,250 per year in benefit compensation, which is paid to all employees, and life insurance premiums paid by MCG in the amount of $2,810, $1,140, $2,251, $1,110 and $3,907, with respect to life insurance for the benefit of Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick, respectively.
(5)	Included in “All Other Compensation” in 2006 for Mr. McDonnell is $1,481 paid to Mr. McDonnell for the payment of taxes.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards; Number of Shares of Stock or Units(9)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold(3)	Target(4)		Maximum(5)
Steven F. Tunney	1/9/2007	$0	$500,000	$1,000,000	—	45,000	(1)(6)	—	—	$871,650
	2/15/2007	—	—	—	—	—		—	4,000	$80,280
Michael R. McDonnell	2/15/2007	$0	$400,000	$800,000	—	—		—	2,700	$54,189
B. Hagen Saville	1/9/2007	$0	$425,000	$850,000	—	40,000	(1)(7)	—	—	$774,800
	2/15/2007	—	—	—	—	—		—	2,700	$54,189
Samuel G. Rubenstein	1/12/2007	$0	$366,667	$733.334	—	—		—	150,000	$2,964,000
	2/15/2007	—	—	—	—	—		—	2,700	$54,189
Robert J. Merrick	1/9/2007	$0	$225,000	$450,000	—	15,000	(1)(8)	—	—	$290,550
	2/15/2007	—	—	—	—	—		—	2,700	$54,189
William B. Ford	1/12/2007	$0	$487,500	$650,000	—	—		—	62,500	$1,235,000
	2/15/2007	—	—	—	—	—		—	20,800	$417,456

(1)	The compensation committee of our board of directors approved the grants of the shares on September 12, 2006.
(2)	Messrs. Tunney, McDonnell, Saville, Rubenstein and Merrick were eligible for bonuses ranging from 0% to 200% of their base salary, with a target bonus of 100% of base salary, pursuant to employment agreements between the Company and the NEO. Mr. Ford was eligible for a bonus ranging from 50% to 200% of his base salary, with a target bonus of 150% of base salary.
(3)	The threshold refers to the minimum amount payable for a certain level of performance under the plan.
(4)	Target refers to the amount payable if the specific performance targets are reached.
(5)	Maximum refers to the maximum payout possible under the 2006 employee plan.
(6)	Pursuant to the employment agreement between Mr. Tunney and MCG, dated September 18, 2006, Mr. Tunney was granted 90,000 shares of restricted stock subject to performance-based forfeiture provisions. In accordance with FAS 123R, the grant date for these shares is the date on which the performance criteria were agreed to. With respect to 45,000 shares, performance criteria were adopted on January 9, 2007. Performance criteria have not yet been adopted for the remaining 45,000 shares, therefore, for accounting purposes, these shares were not granted during 2007 and are not included in the table above. See Note 9 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.
(7)	Pursuant to the employment agreement between Mr. Saville and MCG, dated September 18, 2006, Mr. Saville was granted 80,000 shares of restricted stock subject to performance-based forfeiture provisions. In accordance with FAS 123R, the grant date for these shares is the date on which the performance criteria were agreed to. With respect to 40,000 shares, performance criteria were adopted on January 9, 2007. Performance criteria have not yet been adopted for the remaining 40,000 shares, therefore, for accounting purposes, these shares were not granted during 2007 and are not included in the table above. See Note 9 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.
(8)	Pursuant to the employment agreement between Mr. Merrick and MCG, dated September 18, 2006, Mr. Merrick was granted 30,000 shares of restricted stock subject to performance-based forfeiture provisions. In accordance with FAS 123R, the grant date for these shares is the date on which the performance criteria were agreed to. With respect to 15,000 shares, performance criteria were adopted on January 9, 2007. Performance criteria have not yet been adopted for the remaining 15,000 shares, therefore, for accounting purposes, these shares were not granted during 2007 and are not included in the table above. See Note 9 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.
(9)	Stock awards included in this column were granted to each NEO at the discretion of the compensation committee based on the compensation committee’s assessment of company and individual performance.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (1)		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by stockholders	1,027,813		N/A		3,409,251
Equity compensation plans not approved by stockholders	—		—		—

Total	1,027,813				3,409,251

(1)	Includes restricted stock granted in connection with the termination of our stock option plan in 2001 and restricted stock awards pursuant to the 2006 Employee Restricted Stock Plan and the 2006 Non-Employee Director Restricted Stock Plan for which forfeiture provisions had not lapsed as of December 31, 2007. Holders of these restricted shares have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.

Employment Agreements

We entered into employment agreements with Steven F. Tunney, our president and chief executive officer, B. Hagen Saville, our executive vice president of business development and Robert J. Merrick, our executive vice president and chief investment officer, on September 18, 2006. We entered into an amended and restated employment agreement with Michael R. McDonnell, our executive vice president, chief financial officer and chief operating officer on March 5, 2008. We entered into an employment agreement with Samuel G. Rubenstein, our executive vice president and general counsel, on March 1, 2007. We have not entered into employment agreements with any of our other NEOs. The agreements of Messrs. Tunney, Saville, Rubenstein and Merrick will continue in effect until February 28, 2010 and will automatically be extended for successive one-year periods unless either we or the executive give notice of non-extension to the other no later than sixty days prior to the expiration of the then-applicable term. Mr. McDonnell’s employment agreement will continue in effect until September 30, 2011. The employment agreements will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason.

The employment agreements for Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick provide for an annual base salary, as determined by our board or directors or our compensation committee in accordance with our policies. In addition, the executives have the opportunity to receive annual bonuses determined by our board of directors or our compensation committee. Pursuant to the employment agreements, each of Messrs. Tunney, Saville, McDonnell, Merrick and Rubenstein is eligible for a bonus within the range of 0% to 200% of his base salary. The employment agreements also provide for the opportunity to participate in employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses.

The agreements of Messrs. Tunney, Saville and Merrick provide that a portion of the grant of shares of restricted stock, which we refer to as time-based shares, become non-forfeitable on a quarterly basis, subject to the executive’s continued employment with us, beginning December 31, 2006 and ending on December 31, 2009, and a portion of the grant of shares of restricted stock, which we refer to as the performance-based shares, become non-forfeitable on an annual basis beginning on February 28, 2007 and ending on February 28, 2010, subject to the executive’s continued employment with us and the achievement of performance milestones determined by either our board or our compensation committee, after consultation with the executive. Pursuant to Mr. Rubenstein’s employment agreement, the forfeiture provisions on the 150,000 time-based shares become non-forfeitable on a quarterly basis, subject to the executive’s continued employment with us, beginning March 31, 2007 and ending on December 31, 2009. The executive is entitled to receive any cash dividends that are paid on all shares of restricted stock while such shares are forfeitable but still held by the executive; however, the executive will no longer be entitled to receive dividends on the performance-based shares if the performance-based forfeiture conditions are not met, unless the performance-based shares become non-forfeitable by action of our board or our compensation committee. In addition to the grant of restricted stock set forth in the agreements of Messrs. Tunney, Saville, Rubenstein and Merrick, the executives will also have the opportunity to receive an annual grant of additional shares of our restricted stock subject to the approval and discretion of our board or our compensation committee.

Pursuant to Mr. McDonnell’s employment agreement, Mr. McDonnell will be granted 150,000 shares of restricted stock. The shares will be granted after we receive stockholder approval of the Company’s issuance of shares below net asset value unless granted earlier. If the 150,000 shares are not granted, prior to the earlier of September 30, 2008 and a change of control, we will negotiate with Mr. McDonnell in good faith the provision to the executive of some equity or cash consideration of generally equivalent value to the value of the restricted stock. The 150,000 shares are subject to forfeiture and lapse as follows: 12,500 shares shall become non-forfeitable on December 31, 2008, and on each March 31, June 30, September 30 and December 31 thereafter through and including September 30, 2011. Mr. McDonnell is entitled to receive any cash dividends that are paid on the shares of restricted stock while such shares are forfeitable but still held by Mr. McDonnell. In addition to the grant of restricted stock set forth in Mr. McDonnell’s employment agreement, he will also have the opportunity to receive an annual grant of additional shares of our restricted stock subject to the approval and discretion of our board or our compensation committee.

The employment agreements for Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick prohibit the executive, during his employment with us and for a period of two years after the executive’s termination of employment by us other than for cause or disability or by the executive for good reason, and for a period of one year after the executive’s termination of employment by us for cause, by the executive other than for good reason, or due to the executive’s disability, from soliciting any of our employees, clients and certain prospective clients. The employment agreements also prohibit the executive, during his employment with us and for a period of two years after the executive’s termination of employment by us other than for cause or disability, by the executive for good reason, and for a period of 90 days after the executive’s termination of employment by us for cause, by the executive other than for good reason or due to the executive’s disability, from engaging in any business or activity that competes with us. Pursuant to the employment agreements, we may extend the non-competition and non-solicitation periods on a monthly basis for up to two years following the date of the executive’s termination of employment by paying the executive a monthly payment equal to two times the executive’s base salary on the date of termination and two times the executive’s target annual bonus as of the date of termination, divided by twenty-four.

The employment agreements also require that the executive protect our confidential information both during and after his employment with us. The agreements of Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick also prohibit the executive and us from disparaging each other both during and after his employment with us, and require the executive to provide assistance to us or our agents concerning any matter related to his employment during his employment with us and, upon our reasonable request, after his employment with us.

If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect. If Messrs. Tunney, Saville, McDonnell, Rubenstein or Merrick fails to comply with any of the covenants in the employment agreements, then we reserve the right to cease payment of certain severance benefits.

The employment agreements will incorporate the terms and conditions required by Section 409A of the IRC and Department of Treasury regulations as reasonably determined by us and the executive to the extent that we reasonably determine that any compensation or benefits under the executive’s employment agreement is subject to Section 409A.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the awards of restricted stock for which forfeiture provisions were outstanding at December 31, 2007:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested
Steven F. Tunney	90,533	(3)	$1,049,277	67,500	(9)	$782,325
Michael R. McDonnell	52,025	(4)	602,970	N/A		N/A
B. Hagen Saville	79,338	(5)	919,527	60,000	(10)	$695,400
Samuel G. Rubenstein	102,837	(6)	1,191,876	N/A		N/A
Robert J. Merrick	29,715	(7)	344,397	22,500	(11)	$260,775
William B. Ford	62,472	(8)	724,050	N/A		N/A

(1)	No restricted stock awards have been transferred.
(2)	The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2007, which was $11.59. Upon our election to be regulated as a BDC in 2001, we terminated our stock option plan and the grants thereunder. In connection with the termination of our stock option plan in 2001, we issued 1,539,851 shares of restricted common stock, of which 47,402 were forfeited and none were subject to forfeiture provisions as of January 1, 2008. The forfeiture provisions lapsed with respect to 9,249 of these shares on January 1, 2008, and the aggregate fair market value of the outstanding shares subject to forfeiture provisions was approximately $107,198 as of December 31, 2007. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(3)	This includes 4,458 shares of restricted stock that were granted to Mr. Tunney in connection with the termination of our stock option plan in 2001, 83,075 shares of restricted stock that were granted pursuant to Mr. Tunney’s employment agreement that are subject to time-based forfeiture provisions, and 3,000 shares of restricted stock that were granted to Mr. Tunney in connection with his annual compensation that are subject to time-based forfeiture provisions. The shares subject to performance-based forfeiture provisions are included in the table above because Mr. Tunney is the beneficial owner of such shares as of December 31, 2007. Mr. Tunney has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(4)	This includes 50,000 shares of restricted stock that were granted pursuant to Mr. McDonnell’s amended and restated employment agreement that are subject to time-based forfeiture provisions and 2,025 shares of restricted stock that were granted to Mr. McDonnell in connection with his annual compensation that are subject to time-based forfeiture provisions. Mr. McDonnell has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(5)	This includes 3,468 shares of restricted stock that were granted to Mr. Saville in connection with the termination of our stock option plan in 2001, 73,845 shares of restricted stock that were granted pursuant to Mr. Saville’s employment agreement that are subject to time-based forfeiture provisions, and 2,025 shares of restricted stock that were granted to Mr. Saville in connection with his annual compensation that are subject to time-based forfeiture provisions. The shares subject to performance-based forfeiture provisions are included in the table above because Mr. Saville is the beneficial owner of such shares as of December 31, 2007. Mr. Saville has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(6)	This includes 812 shares of restricted stock that were granted to Mr. Rubenstein in connection with the termination of our stock option plan in 2001, 100,000 shares of restricted stock that were granted pursuant to Mr. Rubenstein’s employment agreement that are subject to time-based forfeiture provisions and 2,025 shares of restricted stock that were granted to Mr. Rubenstein in connection with his annual compensation that are subject to time-based forfeiture provisions. Mr. Rubenstein has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(7)	This includes 27,690 shares of restricted stock that were granted pursuant to Mr. Merrick’s employment agreement that are subject to time-based forfeiture provisions, and 2,025 shares of restricted stock that were granted to Mr. Merrick in connection with his annual compensation that are subject to time-based forfeiture provisions. The shares subject to performance-based forfeiture provisions are included in the table above because Mr. Merrick is the beneficial owner of such shares as of December 31, 2007. Mr. Merrick has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(8)	These shares were granted to Mr. Ford in connection with his annual compensation that are subject to time-based forfeiture provisions. Mr. Ford has all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.
(9)	Shares of restricted stock that were granted pursuant to Mr. Tunney’s employment agreement that are subject to performance-based forfeiture provisions.
(10)	Shares of restricted stock that were granted pursuant to Mr. Saville’s employment agreement that are subject to performance-based forfeiture provisions.
(11)	Shares of restricted stock that were granted pursuant to Mr. Merrick’s employment agreement that are subject to performance-based forfeiture provisions.

Option Exercises and Stock Vested

The following table shows the number of shares vested in 2007 for stock awards from 2007 and prior years and the value on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Steven F. Tunney	87,331	$1,472,951
Michael R. McDonnell	50,676	$736,268
B. Hagen Saville	74,939	$1,261,585
Samuel G. Rubenstein	54,735	$842,674
Robert J. Merrick	22,024	$362,745
William B. Ford	20,828	$316,377

Nonqualified Deferred Compensation

During 2000, we created a deferred compensation plan for key executives that allows eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and executive officers are eligible to participate in the plan. Contributions to the plan earn interest at a rate of 2% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000.

Name	Executive Contributions in Last FY(1)		Registrant Contributions in Last FY	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Steven F. Tunney	$58,900	(2)	—	$4,571	(3)	—	$79,572
Michael R. McDonnell	—		—	—		—	—
B. Hagen Saville	—		—	$6,179	(4)	—	$75,269
Samuel G. Rubenstein	$26,583	(5)	—	$18,291	(6)	—	$236,489
Robert J. Merrick	—		—	—		—	—
William B. Ford	—		—	—		—	—

(1)	The executive contributions are also reflected in the Summary Compensation Table.
(2)	This amount includes $33,900 of Mr. Tunney’s 2007 bonus, which was paid in 2008, that he has elected to defer. This money was not contributed to the plan until after December 31, 2007.
(3)	Includes $1,451 reported as compensation in the Summary Compensation Table. The $1,451 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.
(4)	Includes $1,996 reported as compensation in the Summary Compensation Table. The $1,996 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.
(5)	This amount includes $8,250 of Mr. Rubenstein’s 2007 bonus, which was paid in 2008, that he has elected to defer. This money was not contributed to the plan until after December 31, 2007.
(6)	Includes $5,895 reported as compensation in the Summary Compensation Table. The $5,895 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.

Severance and Change in Control Arrangements

We entered into employment agreements with Steven F. Tunney, our President and Chief Executive Officer, B. Hagen Saville, our Executive Vice President of Business Development and Robert J. Merrick, our Executive Vice President and Chief Investment Officer, on September 18, 2006 (the “Agreements”). We also entered into an amended and restated employment agreement with Michael R. McDonnell, our Executive Vice President, Chief Financial Officer and Chief Operating Officer on March 5, 2008. We entered into an employment agreement with Samuel G. Rubenstein, our Executive Vice President and General Counsel, on March 1, 2007, which supersedes a severance agreement that we had entered into during 2001. Pursuant to the agreements, if any of Messrs. Tunney, Saville, or Merrick is terminated by us for cause or by the executive other than for good reason, the executive would be entitled to receive all amounts of accrued compensation under his employment agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, and reimbursable expenses. “Good reason” is defined as the occurrence of any of the following events or conditions: (i) a change in the executive’s status, title or position with us or the assignment to the executive of any material duties or responsibilities that are substantially inconsistent with such status, title or position; (ii) a substantial change in the executive’s responsibilities with us; (iii) any failure to pay the executive his base salary or a reduction in the executive’s base salary from the base salary in effect in the prior year (unless such reduction is conducted in accordance with the employment agreements of Messrs. Tunney, Saville, Rubenstein or Merrick); (iv) our requiring the executive to be based at any place outside a 50-mile radius from the office in which the executive is currently employed, except for reasonably required travel on business; (v) a material breach by us of the executive’s employment agreement; (vi) a change in control; (vii) the executive not being re-elected as a member of our board of directors upon expiration of his term of service as a director, if applicable; and (viii) our giving notice to the executive of non-extension of his employment agreement.

If any of Messrs. Tunney, Saville, Rubenstein or Merrick is terminated by us due to disability or death, then the executive would be entitled to receive his accrued compensation and an amount equal to the annual bonus the executive would have been entitled to receive for the fiscal year in which the executive’s termination occurs, pro-rated and calculated at the target amount. That portion of the executive’s time-based shares that was scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs would immediately become non-forfeitable upon the executive’s termination. In addition, any other grants of restricted stock to the executive that become non-forfeitable solely based on executive’s continued employment with us, which we refer to as additional time-based shares, and that were scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs, would immediately and fully become non-forfeitable upon the executive’s termination; we refer to these restricted stock grants as additional time-based shares.

If the employment of any of Messrs. Tunney, Saville, McDonnell, Rubenstein or Merrick is terminated by us other than for cause, death or disability or by the executive for good reason, then the executive would be entitled to receive all of his accrued compensation, severance pay equal to two times his then-current base salary and two times his target annual bonus (as defined in his employment agreement), full and immediate lapsing of forfeiture restrictions on the executive’s time-based shares and additional time-based shares, and continued health coverage for the executive and any eligible dependents for a maximum of 24 months from his date of termination.

If any of Messrs. McDonnell or Rubenstein employment is terminated by us for cause or by the executive other than for good reason, then he would be entitled to receive all amounts of compensation accrued under his employment agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, reimbursable expenses, and any previous compensation that he previously deferred. In addition, the executive would forfeit any shares of restricted stock as to which the forfeiture restrictions have not lapsed. “Good reason” is defined as the occurrence of any of the following events or conditions: (i) a change in the executive’s status, title or position with us that represents an adverse change, the assignment to the executive of any material duties or responsibilities that are inconsistent with such status, title or position, or any removal of the executive from or failure to reappoint him to any of such positions (or positions of substantially similar status, title or responsibility except if the executive’s employment is terminated for cause, disability, or death, or if the executive resigns other than for good reason); (ii) a reduction in the executive’s base salary (unless such reduction is conducted in accordance with the executive’s employment agreement); (iii) our requiring the executive to be based at any place outside a 50-mile radius from our Arlington, VA office, except for reasonably required travel on business; (iv) our failure to continue in effect any material compensation or benefit plan or to provide the executive with compensation and benefits at least equal to those provided for under each employee benefit plan, program and practice (unless such failure to continue or failure to provide applies equally to similarly-situated executives of the Company) ; and (v) a material breach by us of the executive’s employment agreement.

If Mr. McDonnell’s employment terminates due to death or disability, then Mr. McDonnell would be entitled to receive his accrued compensation and an amount equal to the annual bonus Mr. McDonnell would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated at target. In addition, in order to determine whether certain forfeiture restrictions lapse on Mr. McDonnell’s shares of restricted stock, Mr. McDonnell would be deemed to remain an executive for approximately a one-year period after his termination of employment, provided that, at the end of such period, Mr. McDonnell would forfeit any shares of restricted stock as to which the forfeiture restrictions have not lapsed.

Change in Control Arrangements

In the event that we experience a change of control, Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick would be entitled to full and immediate lapsing of forfeiture provisions of all of the executive’s restricted stock, including all time-based shares and performance-based shares, and all of the executive’s additional time-based shares. In addition, if within 12 months after a change in control, any of Messrs. Tunney, Saville, McDonnell, or Rubenstein is terminated by us other than for cause, death or disability or by the executive for good reason, then the executive will be entitled to receive an amount equal to his then-current base salary, which is in addition to any other severance that the executive is entitled to receive under his employment agreement.

If Messrs. Tunney, Saville, McDonnell, Rubenstein and Merrick receive payments in the event of a change in control and such payments become subject to excise tax under Section 4999 of the IRC, then the executive’s employment agreement provides that the executive either will be entitled to receive a payment in an amount equal to the excise tax imposed upon the payments, excepting any excise tax imposed on such additional payment, or will permit us to reduce the payments that he receives to avoid the imposition of such excise tax, if certain conditions are satisfied.

Potential Payments upon Termination or Change in Control

The following tables outline our estimate of potential payments due to the executives upon various termination scenarios, including termination by the employee for good reason, termination by the Company without cause, termination due to death or disability and termination upon a change in control for each NEO with whom we had a written agreement as of December 31, 2007. Voluntary resignation and termination for cause scenarios are not included because executives would not be entitled to anything other than accrued but unpaid compensation. These tables assume a termination date of December 31, 2007, the last business day of the fiscal year ended December 31, 2007, and a share price of $11.59, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2007.

Steven F. Tunney

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$2,000,000	$500,000	$2,500,000
Accelerated Equity Awards	$1,049,301	$51,668	$1,831,626
Continued Benefits	$24,171	—	$24,171
Tax Gross-Ups	—	—	—
Total	$3,073,472	$551,668	$4,355,797

B. Hagen Saville

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$1,700,000	$425,000	$2,125,000
Accelerated Equity Awards	$919,539	$40,194	$1,614,939
Continued Benefits	$24,171	—	$24,171
Tax Gross-Ups	—	—	—
Total	$2,643,710	$465,194	$3,764,110

Michael R. McDonnell

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$2,019,069	$350,000	$2,019,069
Accelerated Equity Awards	$602,970	$587,323	$602,970
Continued Benefits	$24,171	—	$24,171
Tax Gross-Ups	—	—	—
Total	$2,646,210	$937,323	$2,646,210

Samuel G. Rubenstein

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$1,500,000	$375,000	$1,875,000
Accelerated Equity Awards	$1,191,881	$9,411	$1,191,881
Continued Benefits	$23,185	—	$23,185
Tax Gross-Ups	—	—	—
Total	$2,715,066	$384,411	$3,090,066

Robert J. Merrick

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$900,000	$225,000	$900,000
Accelerated Equity Awards	$344,362	—	$605,137
Continued Benefits	$1,265	—	$1,265
Tax Gross-Ups	—	—	$—
Total	$1,245,627	$225,000	$1,506,402

William B. Ford

	Termination Scenarios
	By Employee For Good Reason or By Company Without Cause	Death or Disability	Change in Control
Cash payments	$162,500	—	—
Accelerated Equity Awards	—	—	$181,094
Continued Benefits	—	—	—
Tax Gross-Ups	—	—	—
Total	$162,500	—	$181,094

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March     , 2008, the beneficial ownership of each current director, each nominee for director, our NEOs, each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, and our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third-party brokerage firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such brokerage firm’s policies. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the SEC and other information obtained from such persons.

Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(a)
Dimensional Fund Advisors LP(b) 1299 Ocean Avenue Santa Monica, CA 90401	3,806,826	5.8%

Interested Directors
Steven F. Tunney(c)(d)	588,095	*
B. Hagen Saville(e)(f)	509,668	*
Robert J. Merrick(g)	164,138	*

Independent Directors
Jeffrey M. Bucher(h)	12,000	*
Edward S. Civera(i)	7,500	*
A. Hugh Ewing, III(j)	13,750	*
Kim D. Kelly(k)	10,500	*
Wallace B. Millner, III	82,964	*
Richard W. Neu	1,250	*
Kenneth J. O’Keefe(l)	18,547	*

Named Executive Officers
William B. Ford(m)	88,300	*
Michael R. McDonnell(n)	163,200	*
Samuel G. Rubenstein(o)(p)	268,921	*

Executive officers and directors as a group	2,135,209	3.2%

*	Represents less than one percent.
(a)	Based on a total of 65,579,897 shares of our common stock issued and outstanding as of February 4, 2008.
(b)	According to their Schedule 13G dated February 1, 2007, Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities reported that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(c)	This includes 158,033 restricted shares that are subject to forfeiture provisions.
(d)	Mr. Tunney has 286,538 shares pledged as collateral in a margin account.
(e)	This includes 139,338 restricted shares that are subject to forfeiture provisions.
(f)	Mr. Saville has 258,675 shares pledged as collateral in a margin account.
(g)	This includes 52,215 restricted shares that are subject to forfeiture provisions.
(h)	This includes 5,000 restricted shares that are subject to forfeiture provisions.
(i)	This includes 7,500 restricted shares that are subject to forfeiture provisions.
(j)	This includes 3,750 restricted shares that are subject to forfeiture provisions.
(k)	This includes 7,500 restricted shares that are subject to forfeiture provisions.
(l)	This includes 5,000 restricted shares that are subject to forfeiture provisions.
(m)	This includes 62,475 restricted shares that are subject to forfeiture provisions.
(n)	This includes 52,025 restricted shares that are subject to forfeiture provisions.
(o)	This includes 102,836 restricted shares that are subject to forfeiture provisions.
(p)	Mr. Rubenstein has 25,000 shares pledged as collateral in a margin account.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, our directors and executive officers, and any persons holding 10% or more of our common stock, are required to report their beneficial ownership and any changes therein to the SEC and to us. Specific due dates for those reports have been established, and we are required to report herein any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons, we believe that during 2006 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented a policy and procedures whereby our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors.

We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. The board of directors reviews these procedures on an annual basis.

In addition, our code of business conduct and ethics, which is signed by all employees and directors, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct and ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the corporate secretary. In the event that the corporate secretary is involved in the action or relationship giving rise to the conflict of interest, the individual is directed to disclose the conflict to another member of our senior management team. The nominating and corporate governance committee is charged with monitoring and making recommendations to the board of directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the board of directors.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected the independent registered public accounting firm of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008. This selection is subject to ratification or rejection by our stockholders. If the stockholders ratify the selection of Ernst & Young LLP as our independent auditors, Ernst & Young LLP also will serve as the independent auditors for all of our consolidated subsidiaries.

Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2007 and 2006 or attributable to the audit of our 2007 and 2006 financial statements:

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Services	$1,195,509	$967,385
Audit Related Services	$117,000	154,090
Tax Services	$10,000	10,000
Other Services	—	—

TOTAL FEES:	$1,322,509	$1,131,475

Audit Services.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Services.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Services.    Tax fees include corporate and subsidiary compliance and consulting.

Other Services.    Fees for other services would include fees for products and services other than the services reported above.

Audit Committee Report

February 13, 2008

The Audit Committee of the Board of Directors of MCG Capital Corporation (the “Audit Committee”) operates under a written charter adopted by the Board of Directors, which is available on our website at www.mcgcapital.com. The Audit Committee is currently comprised of Wallace B. Millner, III, the Chair, Jeffrey M. Bucher, Kim D. Kelly and Richard W. Neu.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered accounting firm.

Pre-Approval of Fees

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent registered accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the registered public accounting firm its independence and the compatibility of non-audit services with the firm’s independence. The Audit Committee also reviewed the requirements and the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No.2 regarding the audit of internal controls over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee also appoints Ernst & Young LLP to serve as independent registered accounting firm for the year ended December 31, 2008, subject to ratification of such appointment by the stockholders of the Company.

Respectfully Submitted,

The Audit Committee

Wallace B. Millner, III, Chair

Jeffrey M. Bucher

Kim D. Kelly

Richard W. Neu

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

PROPOSAL III: APPROVAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF

COMMON STOCK BELOW NET ASSET VALUE PER SHARE

The Company is a closed-end investment company that has elected to be regulated as a business development company, or BDC, under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock or NAV, unless its stockholders approve such a sale and the Company’s Board of Directors make certain determinations.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the anniversary of the date of this Meeting and the date of the Company’s 2009 Annual Meeting of Stockholders, which is expected to be held in May 2009.

Reasons to Offer Common Stock below NAV.    The Company believes that market conditions will continue to provide attractive opportunities to deploy capital. The debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market, among other things. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader financial and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. However, the change in market conditions also has had beneficial effects for capital providers, including more reasonable pricing of risk and more appropriate contractual terms. Accordingly, for firms that continue to have access to capital, the current environment should provide investment opportunities on more favorable terms than have been available in recent periods. The Company’s ability to take advantage of these opportunities is dependent upon its access to equity capital.

As a BDC and a regulated investment company, or RIC, for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. At times our shares of common stock have traded in excess of net asset value and at times our shares of common stock have traded at a discount to the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. It is not possible to predict whether the shares offered hereby will trade at, above, or below net asset value. The following table lists the high and low closing sales prices for our common stock, and the closing sales price as a percentage of NAV. On March     , 2008, the last reported closing sale price of our common stock was $             per share.

		Price Range		Premium/ Discount of High Sales Price to NAV	Premium/ Discount of Low Sales Price to NAV
	NAV(a)	High	Low
Fiscal 2005
First quarter	$12.25	$17.57	$15.05	143%	123%
Second quarter	12.45	17.20	15.08	138	121
Third quarter	12.42	18.42	16.85	148	136
Fourth quarter	12.48	16.85	14.07	135	113

Fiscal 2006
First quarter	12.59	16.19	14.06	129	112
Second quarter	12.65	15.98	13.85	126	109
Third quarter	12.67	17.02	15.28	134	121
Fourth quarter	12.83	20.80	16.00	162	125

Fiscal 2007
First quarter	12.79	20.37	16.81	159	131
Second quarter	13.23	20.00	15.93	151	120
Third quarter	13.22	16.49	12.95	125	98
Fourth quarter	12.73	14.70	10.25	115	81

(a)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

The Board of Directors believes that having the flexibility to issue its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.

Conditions to Sales Below NAV.    If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:

•	a majority of the Company’s independent directors who have no financial interest in the sale have approved the sale; and

•

a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Key Stockholder Considerations.    Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at less than NAV per share on the NAV per outstanding share of common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance.

The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

Required Vote.    Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE.

PROPOSAL IV: APPROVAL OF AN AMENDMENT TO THE 2006 EMPLOYEE RESTRICTED STOCK PLAN

Background and Purpose

On May 12, 2006, the board of directors adopted the MCG Capital Corporation 2006 Employee Restricted Stock Plan (the “2006 Employee Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The terms of the 2006 Employee Plan provide for grants of restricted stock awards (collectively, “Awards”). The purpose of the 2006 Employee Plan is to provide a means through which the Company may attract and retain key personnel (collectively, the “Participants”) to enter into and remain in the employ of the Company. Retention and recruitment of the best people is vital to the future success and growth of the Company’s business and is in the best interests of the Company’s shareholders. Appropriate compensation plans that support the Company’s objectives and align the interests of shareholders and employees are essential to long term success in the investment business in general and critical to the Company’s business in particular.

The 2006 Employee Plan was approved by the Company’s stockholders on June 12, 2006 at the 2006 Annual Meeting of Stockholders.

The 2006 Employee Plan, as approved, includes a provision that the Company shall not grant restricted shares under the 2006 Employee Plan at a time when the Company’s common stock is trading below NAV. On February 14, 2008, the board of directors adopted an amendment to the 2006 Employee Plan to remove the provision that the Company shall not grant shares under the 2006 Employee Plan at a time when the Company’s common stock is trading below NAV and recommended that the amendment be submitted to our stockholders for their approval at the Annual Meeting. The effective date of the amendment is the date on which it is approved by the stockholders of the Company.

The purpose of the amendment to the 2006 Employee Plan is permit the Company to attract and retain key personnel without the limitations currently imposed by the 2006 Employee Plan with respect to market conditions. The amendment to the 2006 Employee Plan allows the Company to align the interests of shareholders and employees even when the market price of the Company’s common stock is below NAV.

The following is a summary of certain principal features of the 2006 Employee Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the 2006 Employee Plan. Stockholders are urged to read the actual text of the 2006 Employee Plan in its entirety. The full text of the 2006 Employee Plan, as amended, is set forth in Appendix A.

Shares Available for Awards

Under the 2006 Employee Plan, the total number of shares of common stock that may be subject to the granting of Awards under the 2006 Employee Plan shall be equal to 3,500,000 shares, plus the number of shares with respect to which Awards previously granted thereunder are forfeited or cancelled or terminated.

The board of directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards in the event of a dividend or other distribution payable in shares of common stock, division, combination or reclassification of any of the shares of common stock of the Company.

Eligibility

The persons eligible to receive Awards under the 2006 Employee Plan are the employees of the Company.

Administration

The 2006 Employee Plan is administered by the compensation committee of the Company’s board of directors (the “Committee”), which is comprised solely of directors who are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in

Section 2(a)(19) of the Investment Company Act of 1940. Subject to the terms of the 2006 Employee Plan, the Committee is authorized to select eligible persons to receive Awards, determine the number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which forfeiture restrictions on Awards will lapse, set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2006 Employee Plan, and make all other determinations that may be necessary or advisable for the administration of the 2006 Employee Plan.

General Terms of Awards

The Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of the Company’s common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2006 Employee Plan may relate to continued employment with the Company (lapsing either on an annual or other periodic basis or on a “cliff” basis, i.e., at the end of a stated period of time), the performance of the Company, or other restrictions deemed by the Committee from time to time to be appropriate and in the best interests of the Company and its stockholders.

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Committee from time to time. Except to the extent restricted under the terms of the 2006 Employee Plan, a Participant granted an Award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Except as the board of directors or the Committee otherwise determines, upon termination of a Participant’s employment during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

SEC Order and Limitations on Awards

The Company has been granted by the SEC an order that authorizes us to issue restricted shares of our common stock to our employees (the “Order”), subject to stockholder approval. Awards under the 2006 Employee Plan will comply with all aspects of the Order, including the following:

•	No one person may be granted Awards relating to more than 25% of the shares available;

•	In any fiscal year, no person may be granted Awards related to more than 500,000 shares of the Company’s common stock; and

•

The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans may not exceed ten (10) percent of the total number of the Company’s shares of common stock authorized and outstanding at any time.

Amendment and Termination

The board of directors may modify, revise or terminate the 2006 Employee Plan at any time and from time to time, subject to the terms of (a) the Order, (b) the Company’s certificate of incorporation and bylaws, and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 Employee Plan when it is determined that such stockholder approval is appropriate under the provisions of applicable law, the Company’s certificate of incorporation or bylaws, or the Order. The 2006 Employee Plan will terminate when all shares of the Company’s common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Outstanding Restricted Stock Awards

As of the date of this Proxy Statement, 1,507,207 shares of restricted stock have been issued and remain outstanding as Awards pursuant to the 2006 Employee Plan. Non-employee directors are not eligible to receive awards under the 2006 Employee Plan. The Company expects to issue restricted stock awards to certain of its executive officers, including the executive officers listed in the Compensation Table, as well as other employees, if this Proposal is approved by the stockholders at the Annual Meeting.

Name and Position	Restricted Stock(shares)
Steven F. Tunney President and Chief Executive Officer	30,000

Michael R. McDonnell Executive Vice President, Chief Operating Officer and Chief Financial Officer	167,500

B. Hagen Saville Executive Vice President, Business Development	20,000

Robert J. Merrick Executive Vice President and Chief Investment Officer	20,000

Samuel G. Rubenstein Executive Vice President, General Counsel and Corporate Secretary	12,500

William B. Ford Senior Vice President and Managing Director	25,000

All executive officers as a group	330,100

All other employees as a group	196,600

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Employee Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her Award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income, and the recipient will also be required to satisfy the tax withholding requirements applicable to such income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based.” Compensation deemed paid by the Company in connection with the issuance or vesting of restricted stock awards to certain executive officers of the Company under the 2006 Employee Plan may qualify as performance-based compensation for purposes of Section 162(m).

The approval of the amendment to the Company’s 2006 Employee Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE 2006 EMPLOYEE RESTRICTED STOCK PLAN

PROPOSAL V: APPROVAL OF AN AMENDMENT TO THE 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Background and Purpose

On May 12, 2006, the board of directors adopted the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan (the “2006 Director Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The terms of the 2006 Director Plan provide for grants of restricted stock awards (collectively, “Awards”). The purpose of the 2006 Director Plan is to provide a means through which the Company may attract and retain key personnel (collectively, the “Participants”) to enter into and remain in service on the Company’s board of directors. Retention and recruitment of the best people is vital to the future success and growth of the Company’s business and is in the best interests of the Company’s shareholders. Appropriate compensation plans that support the Company’s objectives and align the interests of shareholders and directors are essential to long term success in the investment business in general and critical to the Company’s business in particular.

The 2006 Director Plan was approved by the Company’s stockholders on June 12, 2006 at the 2006 Annual Meeting of Stockholders.

The 2006 Director Plan, as approved, includes a provision that the Company shall not grant restricted shares under the 2006 Director Plan at a time when the Company’s common stock is trading below Net Asset Value, or NAV. On February 14, 2008, the board of directors adopted an amendment to the 2006 Director Plan to remove the provision that the Company shall not grant shares under the 2006 Director Plan at a time when the Company’s common stock is trading below NAV and recommended that the amendment be submitted to our stockholders for their approval at the Annual Meeting. The effective date of the amendment is the date on which it is approved by the stockholders of the Company.

The purpose of the amendment to the 2006 Director Plan is permit the Company to attract and retain key personnel without the limitations currently imposed by the 2006 Director Plan with respect to market conditions. The amendment to the 2006 Director Plan allows the Company to align the interests of shareholders and directors even when the market price of the Company’s common stock is trading below NAV.

The following is a summary of certain principal features of the 2006 Director Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the 2006 Director Plan. Stockholders are urged to read the actual text of the 2006 Director Plan in its entirety. The full text of the 2006 Director Plan, as amended, is set forth in Appendix B.

Shares Available for Awards

Under the 2006 Director Plan, the total number of shares of common stock that may be subject to the granting of Awards under the 2006 Director Plan shall be equal to 100,000 shares, plus the number of shares with respect to which Awards previously granted thereunder are forfeited or cancelled or terminated.

The board of directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards in the event of a dividend or other distribution payable in shares of common stock, division, combination or reclassification of any of the shares of common stock of the Company.

Eligibility

The persons eligible to receive Awards under the 2006 Director Plan are the members of the Company’s board of directors who are not also employees of the Company.

Administration

The 2006 Director Plan is administered by the compensation committee of the Company’s board of directors (the “Committee”), which is comprised solely of directors who are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. Subject to the terms of the 2006 Director Plan, the Committee is authorized to make all determinations that may be necessary or advisable for the administration of the 2006 Director Plan.

General Terms of Awards

The Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of the Company’s common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2006 Director Plan relate to continued service on the Company’s board of directors (lapsing on an annual basis).

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Committee from time to time. Except to the extent restricted under the terms of the 2006 Director Plan, a Participant granted an Award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Except as the board of directors or the Committee otherwise determines, upon termination of a Participant’s service on the board of directors during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

SEC Order and Limitations on Awards

The Company has been granted by the SEC an order that authorizes us to issue restricted shares of our common stock to our non-employee directors (the “Order”). Pursuant to the conditions of the Order, Awards under the 2006 Director Plan will be subject to certain limitations. Under the 2006 Director Plan, non-employee directors will each receive a grant of 7,500 shares of restricted stock at the beginning of each three-year term of service on the Company’s board of directors. Forfeiture provisions will lapse as to one-third of shares granted each year over the three-year term. Grants of Awards under the 2006 Director Plan will be automatic and may not be changed without further approval from the Securities and Exchange Commission. In addition, the total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans may not exceed ten (10) percent of the total number of the Company’s shares of common stock authorized and outstanding at any time.

Amendment and Termination

The board of directors may modify, revise or terminate the 2006 Director Plan at any time and from time to time, subject to the terms of (a) the Order, (b) the Company’s certificate of incorporation and bylaws, and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 Director Plan when it is determined that such stockholder approval is appropriate under the provisions of applicable law, the Company’s certificate of incorporation or bylaws, or the Order. The 2006 Director Plan will terminate when all shares of the Company’s common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Outstanding Restricted Stock Awards

As of the date of this Proxy Statement, 30,000 Awards have been made pursuant to the 2006 Director Plan. The Company expects to issue Awards to each of its non-employee directors if this Proposal is approved by the stockholders at the Annual Meeting in the amounts described in the following table:

Name and Position	Restricted Stock(shares)
Wallace B. Millner Director	7,500

Richard W. Neu Director	7,500

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Director Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her Award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

The approval of the Company’s 2006 Director Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

We expect that the 2009 annual meeting of stockholders will be held in May 2009, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to us at our address in Arlington, Virginia, and we must receive the proposal no later than                 , 2008, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on January 24, 2009 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we do not receive notice of the proposal prior to the close of business on January 24, 2009.

Notices of intention to present proposals at the 2009 annual meeting should be addressed to Samuel G. Rubenstein, our Executive Vice President, General Counsel and Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By order of the board of directors

Samuel G. Rubenstein

Corporate Secretary

Arlington, Virginia

March     , 2008

Appendix A

AMENDED AND RESTATED 2006 EMPLOYEE RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of this MCG Capital Corporation 2006 Employee Restricted Stock Plan (this “Plan”) is to advance the interests of MCG Capital Corporation (the “Company”) and its consolidated subsidiaries by providing to employees of the Company and its consolidated subsidiaries additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company’s efforts to attract or retain these individuals will be facilitated with this additional form of compensation.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (“Board”), which Committee is comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee from time to time may prescribe, amend and rescind rules and regulations relating to this Plan and may make and approve all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company.

3. SHARES SUBJECT TO THE PLAN

The shares subject to this Plan shall be shares of the Company’s common stock, par value $0.01 per share (“Shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be awarded as restricted shares under this Plan shall not exceed 3,500,000 Shares. Any Shares that are granted pursuant to an award of restricted stock under this Plan but that are subsequently forfeited pursuant to the terms of the Plan or an award agreement shall again be available for granting under this Plan. Shares may be made available under this Plan from authorized, un-issued, forfeited or reacquired stock or partly from each.

4. PARTICIPANTS

(A) Employees. The Committee shall determine and designate from time to time those employees of the Company and its consolidated subsidiaries who shall be eligible to participate in this Plan (the “Participants”). The Committee shall also determine the number of Shares to be offered from time to time to the Participants. In making these determinations, the Committee may take into account, among other things, the past service of such Participants on behalf of the Company and its consolidated subsidiaries, the present and potential contributions of such Participants to the success of the Company and its consolidated subsidiaries and such other factors as the Committee from time to time shall deem relevant in connection with accomplishing the purposes of this Plan.

(B) Award Agreements. All Shares of restricted stock granted to Participants under the Plan will be governed by an agreement. The agreement documenting the award of any restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee from time to time shall deem advisable, including but not limited to the lapsing of forfeiture restrictions, only in such installments as the Committee may determine or otherwise prescribe. Agreements governing awards made to different Participants or at different times need not contain similar provisions. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

5. RESTRICTED STOCK

Each agreement governing an award of restricted stock shall state the number of Shares subject to the award, the terms and conditions pursuant to which such Participant shall acquire a non-forfeitable right to the

Shares awarded as restricted stock through the lapsing of forfeiture provisions and the timing of the lapsing of forfeiture provisions, all as from time to time determined or otherwise prescribed by the Committee. Shares awarded as restricted stock to some or all of the Participants, as determined from time to time by the Committee, may be subject to forfeiture provisions relating to continued employment during stated periods of time and may also include forfeiture provisions relating to the achievement of one or more objective performance goals based upon attainment of specified levels of any one or more of the following business criteria: dividend coverage, operating income, growth in operating income, capital gains, asset quality, levels of non-accrual or other challenged investments, and/or investment charge-offs and/or may also include any one or more of the following additional business criteria: asset growth, revenue, revenue growth, operating efficiency, division, group or corporate financial goals, total shareholder return, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, and/or comparisons with various stock market indices. The Committee shall have the power to impose such other conditions or restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

6. LIMITATIONS ON RESTRICTED STOCK AWARDS

Grants of restricted stock awards shall be subject to the following limitations:

(A) No one Participant shall be granted awards of restricted stock relating to more than 25% of the Shares available for issuance under this Plan.

(B) In any fiscal year, no Participant may be granted awards under this Plan related to more than 500,000 Shares.

(C) The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans shall not exceed ten (10) percent of the total number of Shares authorized and outstanding at any time.

(D) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities.

7. TRANSFERABILITY OF RESTRICTED STOCK

While subject to forfeiture provisions, Shares of restricted stock granted under this Plan shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the Participant, any trust for the benefit of the Participant or the benefit of the spouse or lineal descendants (including adopted children) of the Participant, or the guardian or conservator of the Participant (“Permitted Transferees”).

8. TERMINATION OF RESTRICTED STOCK AWARDS

A Participant’s rights to Shares awarded as restricted stock under this Plan shall, under all circumstances, be set forth in the agreement governing the award of such Shares of restricted stock.

9. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of Shares that has been authorized or reserved for issuance, grant or award under this

Plan and the number of Shares covered by any applicable vesting or forfeiture schedule hereunder, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the Shares or (b) a dividend payable in Shares.

10. MISCELLANEOUS PROVISIONS

(A) The Board will review the Plan at least annually. In addition, the Committee will review periodically the potential impact that issuances of awards under this Plan could have on the Company’s earnings and net asset value per Share, such review to take place prior to any decisions to grant awards under this Plan, but in no event less frequently than annually.

(B) The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(C) The granting of any award under the Plan shall not impose upon the Company any obligation to employ or continue to employ any Participant, and the right of the Company and its subsidiaries to terminate the employment of any Participant or other employee shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such Participant.

(D) All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the stockholders of the Company.

(E) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond 12 complete calendar months.

(F) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to its Corporate Secretary at MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

(E) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(F) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

11. AMENDMENT AND TERMINATION

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s articles of incorporation or by-laws and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate under the provisions of (a) applicable law or orders, or (b) the Company’s articles of incorporation or by-laws. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued and the forfeiture restrictions on all restricted stock awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the latest to occur of (1) adoption by the Board, and (2) approval of this Plan by the shareholders of the Company.

Appendix B

AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of this Restricted Stock Plan (this “Plan”) is to advance the interests of MCG Capital Corporation (the “Company”) by providing to non-employee directors of the Company additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company’s efforts to attract or retain these individuals will be facilitated with this additional form of compensation.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (“Board”), which is comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company.

3. SHARES SUBJECT TO THE PLAN

The shares subject to this Plan shall be shares of the Company’s common stock, par value $0.01 per share (“Shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be awarded as restricted shares under this Plan shall not exceed 100,000 Shares. Any Shares that were granted pursuant to an award of restricted stock under this Plan but that are forfeited pursuant to the terms of the Plan or an award agreement shall again be available under this Plan. Shares may be made available from authorized, un-issued or reacquired stock or partly from each.

4. PARTICIPANTS

(A) Non-Employee Directors. Members of the Board who are not employees of the Company will each be granted 7,500 shares of restricted stock on the date of the annual meeting of stockholders at which such director is elected to serve a three-year term. Such shares shall vest as to one-third of the total shares granted on the last day of the fiscal year for each year of the director’s term of service on the Board.

(B) Award Agreements. All restricted stock granted under the Plan will be evidenced by an agreement. The agreement documenting the award of any restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to the lapsing of forfeiture restrictions. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

5. RESTRICTED STOCK

Each agreement representing an award of restricted stock shall state the number of Shares subject to the award and the terms and conditions pursuant to which the recipient of the award shall acquire a nonforfeitable right to the Shares awarded as restricted stock. Participants will each be granted 7,500 shares of restricted stock on the date of the annual meeting of stockholders at which such director is elected to serve a three-year term. Such shares shall vest as to one-third of the total shares granted on the last day of the fiscal year for each year of the director’s term of service on the Board.

6. LIMITATIONS ON RESTRICTED STOCK AWARDS

Grants of restricted stock awards shall be subject to the following limitations:

(A) The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans shall not exceed ten (10) percent of the total number of Shares authorized and outstanding at any time.

(B) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities.

7. TRANSFERABILITY OF RESTRICTED STOCK

While subject to forfeiture provisions, restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant (“Permitted Transferees”).

8. TERMINATION OF RESTRICTED STOCK AWARDS

A participant’s rights to Shares awarded as restricted stock shall, under all circumstances, be set forth in the agreement evidencing the award of restricted stock.

9. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of Shares that has been authorized or reserved for issuance hereunder and the number of Shares covered by any applicable vesting schedule hereunder, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the Shares or (b) a dividend payable in Shares.

10. MISCELLANEOUS PROVISIONS

(A) The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(B) The granting of any award under the Plan shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or employee any participant, and the right of the Company and its subsidiaries to terminate the employment of any employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such participant.

(C) All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the stockholders of the Company.

11. AMENDMENT AND TERMINATION

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s articles of incorporation or by-laws and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate under the provisions of (a) applicable law or orders, or (b) the Company’s articles of incorporation or by-laws. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued and the forfeiture restrictions on all restricted stock awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the latest to occur of (1) adoption by the Board, and (2) approval of this Plan by the shareholders of the Company.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MCG CAPITAL CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS

April 23, 2008

The undersigned stockholder of MCG Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Steven F. Tunney, Michael R. McDonnell and Samuel G. Rubenstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 23, 2008, at 2:00 p.m. Eastern Time at the Hay Adams Hotel, Sixteenth & H Streets, N.W., Washington, D.C., and at any adjournment thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2, 3, 4 and 5 and in the discretion of the proxies with respect to matters described in Proposal 6.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

APRIL 23, 2008

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by MCG Capital

Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to MCG Capital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

1. The election of the following four persons (except as marked to the contrary) as Directors who will serve as directors of MCG Capital Corporation until 2011, or until their successors are elected and qualified.	FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT	Nominees: Robert J. Merrick B. Hagen Saville Wallace B. Millner, III Richard W. Neu	2. The ratification of the selection of the independent registered public accounting firm of Ernst & Young LLP as independent auditors for MCG Capital Corporation for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below.

3. To approve a proposal to authorize flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share.

	FOR ☐	AGAINST ☐	ABSTAIN ☐		4. To approve an amendment to the Company’s 2006 Employee Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To approve an amendment to the Company’s 2006 Non-Employee Director Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐		6. To vote upon such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT:         Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY